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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ARKANSAS BEST CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ARKANSAS BEST CORPORATION

(Logo)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 20, 2005

To the Stockholders of Arkansas Best Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders of Arkansas Best Corporation on Wednesday, April 20, 2005 at 8:00 a.m. (CDT) at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903. In addition to this notice, enclosed are a proxy card/ballot and a proxy statement containing information about the following matters to be acted upon at the meeting.

I.	To elect three Class I directors for a term to expire at the 2008 Annual Meeting of Stockholders;

II.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2005;

III.	Approval of the Executive Officer Annual Incentive Compensation Plan;

IV.	Approval of the 2005 Ownership Incentive Plan;

V.	To act upon such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.

Only stockholders of record at the close of business on February 22, 2005 will be entitled to notice of and to vote at the meeting or any adjournment thereof. It is important that your shares be represented at the meeting.

THE BOARD OF DIRECTORS URGES YOU TO SIGN AND DATE YOUR ENCLOSED PROXY CARD/BALLOT AND PROMPTLY RETURN IT IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE EVEN IF YOU ARE PLANNING TO ATTEND THE MEETING.

By Order of the Board of Directors, March 11, 2005.

/s/ Robert A. Young III
Robert A. Young III
Chairman and Chief Executive Officer

ARKANSAS BEST CORPORATION, POST OFFICE BOX 10048
FORT SMITH, ARKANSAS 72917-0048

ARKANSAS BEST CORPORATION

PROXY STATEMENT

This Proxy Statement is furnished to the stockholders of Arkansas Best Corporation (“ABC” or the “Company”) in connection with the solicitation of proxies on behalf of the ABC Board of Directors (the “Board”) to be voted at the Annual Meeting of Stockholders (“Annual Meeting”) on April 20, 2005 for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and Notice of Meeting, the related proxy card/ballot and the 2004 Annual Report to Stockholders are being mailed to stockholders beginning on or about March 11, 2005. ABC’s principal place of business is 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, and its telephone number is 479/785-6000.

RECORD DATE

The Board has fixed the close of business on February 22, 2005 as the record date for the 2005 Annual Meeting. Only stockholders of record on that date will be entitled to vote at the meeting in person or by proxy.

PROXIES

The proxy named on the enclosed proxy card/ballot was appointed by the Board to vote the shares represented by the proxy card/ballot. Upon receipt by the Company of a properly signed and dated proxy card/ballot, the shares represented thereby will be voted in accordance with the instructions on the proxy card/ballot. If a stockholder does not return a signed proxy card/ballot, his or her shares cannot be voted by proxy. Stockholders are urged to mark the ovals on the proxy card/ballot to show how their shares are to be voted. If a stockholder returns a signed proxy card/ballot without marking the ovals, the shares represented by the proxy card/ballot will be voted as recommended by the Board herein and in the proxy card/ballot. The proxy card/ballot also confers discretionary authority to the proxy to vote on any other matter not presently known to management that may properly come before the meeting. Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before the proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of revocation to the Secretary of the Company received before the proxy is voted or (iii) by such person(s) voting in person at the 2005 Annual Meeting.

VOTING SHARES

On the record date, there were 25,291,970 shares of common stock outstanding and entitled to vote (“Common Stock”). Each share of Common Stock is entitled to one vote. The holders in person or by proxy of a majority of the total number of the shares of Common Stock shall constitute a quorum for purposes of the 2005 Annual Meeting. The stockholder vote is determined by counting the number of votes for or against each proposal. Votes are tabulated by LaSalle Bank N.A.

Election of Directors. Directors are elected by a plurality of the affirmative votes cast. Neither abstentions nor broker nonvotes affect the outcome of the voting. They are neither a vote for nor against the proposal.

Other Matters. The required vote to approve any matter other than the election of directors is the affirmative vote by the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote on the matter, except as otherwise provided by law or the Company’s Certificate of Incorporation. Abstentions have the same effect as a vote against the proposal. Broker nonvotes are treated as unvoted for the purposes of determining approval of the proposal and are neither a vote for nor a vote against the proposal.

PROPOSAL I. ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL I.

The Board is divided into three classes of directorships, with directors in each class serving staggered three-year terms. At each Annual Meeting, the terms of directors in one of the three classes expire. The Board currently consists of seven members: three in the class whose members’ terms will expire at the 2005 Annual Meeting, two in the class whose members’ terms will expire at the 2006 Annual Meeting, and two in the class whose members’ terms will expire at the 2007 Annual Meeting. Mr. Robert A. Davidson, the Company’s President-Chief Operating Officer and the ABF Freight System, Inc. (“ABF”) President-Chief Executive Officer, was appointed to the Board as a Class I member in December 2004 to fill the directorship vacancy left by William A. Marquard, who resigned from the Board in July 2004.

It is intended that the shares represented by the accompanying proxy will be voted at the 2005 Annual Meeting for the election of the Board’s nominees, Robert A. Davidson, William M. Legg and Alan J. Zakon, directors whose terms will expire in 2008, unless the proxy specifies otherwise. Each nominee has indicated his willingness to serve as a member of the Board, if elected.

If, for any reason not presently known, any of Messrs. Davidson, Legg or Zakon are not available for election at the time of the 2005 Annual Meeting, the shares represented by the accompanying proxy may be voted for the election in his stead of a substitute nominee designated by the Board or a committee thereof, unless the proxy withholds authority to vote for the nominee.

Assuming the presence of a quorum, to be elected a nominee must receive the affirmative vote of the holders of a plurality of the shares of Common Stock voted on Proposal I, in person or by proxy, at the 2005 Annual Meeting.

DIRECTORS OF THE COMPANY

The following information relates to the nominees named above and to the other persons whose terms as directors will continue after the 2005 Annual Meeting.

Name	Age	Business Experience

CLASS I –Nominees for Election at the Annual Meeting 2005, Term Will Expire 2008

Robert A. Davidson	57	Mr. Davidson was appointed a Director of the Company in December 2004 and President-Chief Operating Officer of the Company in January 2005. He continues to serve as ABF President-Chief Executive Officer, a position he has held since February 2003. Mr. Davidson served as Vice President of Marketing and Pricing for ABF from August 1997 until February 2003. He was Vice President of Pricing for ABF from April 1982 to August 1997. Between 1972 and 1982, Mr. Davidson had served in the Company’s Economic Analysis Department as an Analyst, Manager and Director.

William M. Legg	60	Mr. Legg has been a Director of the Company since April 2002. He retired from Deutsche Banc Alex.Brown (“Alex.Brown”) as Managing Director and assumed the position of Managing Director of Spring Hill Ventures in 2002. During his 31 years at Alex.Brown, he served as Head of Alex.Brown’s Transportation Group and subsequently as Co-Head of Transportation and Aerospace Group at Deutsche Banc Alex.Brown and Co-Head of Alex.Brown and Sons, Inc.’s Corporate Finance Department. Mr. Legg and his group executed initial public offerings for many logistics companies including: Viking Freight, MS Carriers, Werner Enterprises, J. B. Hunt, Swift, Old Dominion, CH Robinson, and Hub Group. Mr. Legg worked on transportation-related transactions for Deutsche Post, PepsiCo, ARA Services, Transport Development Group and Arkansas Best Corporation. Mr. Legg earned a BA from Trinity College and an MBA from Loyola College. Prior to joining Alex.Brown in 1971, he served as an officer in the United States Navy.

(2)

Name	Age	Business Experience

Alan J. Zakon, Ph.D.	69	Dr. Zakon has been a Director of the Company since February 1993. Dr. Zakon was a Managing Director of Bankers Trust Company through March 1995, for which he previously served as Chairman, Strategic Policy Committee from 1989 to 1990. From 1980 to 1986, Dr. Zakon was President of Boston Consulting Group before being named its Chairman in 1986, having previously served as Consultant from 1967 to 1969 and Vice President from 1969 to 1980. Dr. Zakon is currently serving as a member of the Micro-Financial Board of Directors and is a former member of the Advisory Committee to the Stanford University Graduate School of Business.

CLASS II – Term Expires at the Annual Meeting 2006

Fred A. Allardyce	63	Mr. Allardyce has been a Director of the Company and the Board’s Audit Committee Financial Expert since February 2004. Mr. Allardyce has been Chairman and Chief Executive Officer of Advanced Breath Diagnostics since March 2000 and Chairman of Monitor Instruments since September 2000. From 1977 through 1999, he was employed by American Standard Inc., a publicly traded company, where he served in the following positions: Senior Vice President-Medical Products from January 1999 to December 2000; Chief Financial Officer from 1993 to 1998; Controller from 1984 to 1993; and Assistant Controller from 1977 to 1984. He also served in various financial-related capacities for Joseph E. Seagram & Sons from 1972 to 1977 and at Continental Oil Company from 1965 to 1972. Mr. Allardyce earned a BA in Economics from Yale University and an MBA from the University of Chicago Graduate School of Business, where he was the recipient of the Institute of Professional Accountants Fellowship. Mr. Allardyce was chairman in fiscal 1999-2000 of Financial Executives International, a 15,000-member organization of financial leaders.

John H. Morris	61	Mr. Morris has been a Director of the Company since July 1988 and was a Director of Treadco, Inc. from June 1991 to June 1999. Mr. Morris is currently affiliated with StoneCreek Capital. Mr. Morris served as a Managing Director of Kelso & Company, Inc. from March 1989 to March 1992, was a General Partner from 1987 to March 1989 and prior to 1987, was a Vice President. Prior to 1985, Mr. Morris was President of LBO Capital Corp.

CLASS III – Term Expires at the Annual Meeting 2007

Frank Edelstein	79	Mr. Edelstein has been a Director of the Company since November 1988 and Lead Independent Director of the Board since July 2004. Mr. Edelstein currently provides consulting services to StoneCreek Capital and Kelso & Company, Inc. Mr. Edelstein served as a Vice President of Kelso & Company, Inc. from 1986 to March 1992. Prior to 1986, he served as Chairman and President of International Central Bank & Trust Company and CPI Pension Services, Inc., as well as Senior Vice President, Financial Services Group, at Continental Insurance Corporation. He also has held positions as Corporate Vice President, Automatic Data Processing, Inc. and Executive Vice President of Olivetti Corporation of America. Mr. Edelstein also is a Director of Ceradyne, Inc. and IHOP Corp.

Robert A. Young III	64	Mr. Young has been a Director of the Company since 1970, Chairman of the Board since July 2004 and Chief Executive Officer of the Company since August 1988. He was President from 1973 to 2004 and was Chief Operating Officer from 1973 to 1988. Mr. Young served as President of ABF from 1979 to 1994. Between 1964 and 1973, he had worked as Supervisor of Terminal Operations for ABF, Vice President-General Manager of Data-Tronics Corp., a Company subsidiary, Senior Vice President-National Bank of Commerce of Dallas and as Vice President, Finance and Executive Vice President of the Company. Mr. Young was a Director of Treadco, Inc. from June 1991 to June 1999.

(3)

BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis five times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when Board action is required between scheduled meetings. The Board met seven times during 2004. During 2004, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a Director. A majority of the members of the Company’s Board of Directors are independent pursuant to applicable NASDAQ independence standards. Independent Directors include Messrs. Allardyce, Edelstein, Legg, Morris, and Zakon.

It is Arkansas Best Corporation’s policy that all members of its Board of Directors attend each annual meeting of its stockholders, except when illness or other personal matters prevent such attendance. All seven Directors of the Company’s Board attended the annual meeting in 2004.

The Board has established Audit, Compensation, Nominating, and Qualified Legal Compliance committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2004 are described below.

Audit Committee. Among the responsibilities of the Audit Committee contained in its charter, it assists the Board in overseeing matters involving the accounting, auditing, financial reporting, and internal control functions of the Company, is directly responsible for the appointment, termination and oversight of the independent registered public accounting firm for the Company, and is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Messrs. Allardyce (Chair), Edelstein, and Zakon currently are members of the Audit Committee. Each member of the committee meets all applicable SEC and NASDAQ independence standards for audit committee members. The Board designated Mr. Allardyce as its “audit committee financial expert.” The Audit Committee met five times during 2004, and the Chairman of the Audit Committee had three Quarterly Financial Information Review meetings; the fourth Quarterly Review was conducted at a regularly scheduled Committee meeting. The Audit Committee Charter is posted in the Corporate Governance section of the Company Web site, www.arkbest.com, and was in the Appendix of the 2004 Proxy Statement. The written charter was adopted on April 19, 2000, and revised on October 22, 2003.

Compensation Committee. The Compensation Committee is responsible for reviewing executive management’s performance and for determining appropriate director and executive management’s compensation. The Committee’s current members – Messrs. Legg (Chair), Allardyce and Morris – were selected by the Board to serve on the Committee in June 2004. From January to June 2004, Messrs. Morris, Zakon, Legg, and Marquard served on the Committee. Each member of the committee meets applicable NASDAQ independence standards. The Compensation Committee met seven times in 2004. The Compensation Committee Charter is posted in the Corporate Governance section of the Company Web site, www.arkbest.com.

The Board has designated the Compensation Committee to also serve as the Stock Option Committee for the Company’s stock option plans. The Stock Option Committee administers the Company’s 1992 Incentive Stock Option Plan, 2000 Nonqualified Stock Option Plan, and 2002 Stock Option Plan. The Stock Option Committee has the sole authority to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option, and the time or times at which options shall be granted.

Nominating Committee. The Nominating Committee is responsible for identifying individuals believed to be qualified to become Board members and to select and recommend to the Board for its approval, the nominees to stand for election as directors by the stockholders, or, if applicable, to be appointed to fill vacancies on the Board. The members of the Nominating Committee, Messrs. Morris (Chair) and Edelstein, are independent, as independence is defined in applicable NASDAQ independence standards. The committee held three meetings in 2004. A current copy of the Nominating Committee Charter is posted in the Corporate Governance section of the Company’s Web site, www.arkbest.com.

(4)

In recommending nominees, the Nominating Committee considers any specific criteria the Board may approve and such other factors as it deems appropriate. These factors may include any special training or skill, experience with businesses and other organizations of comparable size and type, experience or knowledge with businesses or organizations that are of particular relevance to the Company’s current or future business plans, financial expertise, the interplay of the candidate’s experience with the experience of the other Board members, sufficient time to devote to the responsibilities of a director, freedom from conflicts of interest or legal issues, and the extent to which, in the Nominating Committee’s opinion, the candidate would be a desirable addition to the Board.

The Nominating Committee may draw upon individuals known by members of the Board, and at the Nominating Committee’s discretion, candidates recommended by management or third parties engaged by the Nominating Committee to assist it in identifying appropriate candidates.

The Nominating Committee shall consider any candidate for director recommended by a stockholder if submitted in accordance with the Stockholder Director Nomination Procedure set forth below. The Nominating Committee shall consider the same factors when considering a stockholder-recommended candidate as it does when considering other candidates.

The Nominating Committee considers Board Candidates submitted by security holders that follow the procedure set forth in the following Stockholder Director Nomination Procedure:

Any stockholder, entitled to vote at an annual meeting of stockholders and intending to recommend candidate(s) for nomination for director at that meeting, must submit a written notice to Arkansas Best Corporation. Such notice must be received by the Corporate Secretary at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903 not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Such notices nominating candidates for the Board of Directors must include the following information: (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (including such proposed candidate’s written consent to being named in the proxy statement and to serving as a director if elected); (2) as to the stockholder giving the notice (a) the name and address of the beneficial owner, if any, on whose behalf the notice is given, (b) the class and number of shares of Arkansas Best Corporation which are owned beneficially and of record by such stockholder of record and the beneficial owner, if any, on whose behalf the notice is given, and (c) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the notice is given.

Qualified Legal Compliance Committee. The Audit Committee is designated by the Board to serve as the Company’s Qualified Legal Compliance Committee. The Qualified Legal Compliance Committee charter is posted in the Corporate Governance section of the Company’s Web site, www.arkbest.com.

Director Compensation. Messrs. Young and Davidson, as officers of the Company, receive no compensation for services as Directors. William A. Marquard, who had served as Chairman since 1992, resigned from the Board in July 2004. As the non-employee Chairman, Mr. Marquard received $47,833 in retainer fees through July. There will be no Chairman retainer fee paid as long as the Chairman is a Company employee. Below is the standard compensation for non-employee Directors, including medical benefits:

Annual Retainers
Board Chair	$0	(as long as Chair is a Company employee.)
Members	$40,000
Lead Independent Director	$25,000
Audit Committee Chair	$7,500
Other Committee Chair	$5,000

•	Retainers are cumulative, i.e., each Director who is (i) a non-employee and (ii) not the Board Chair, receives a “Member Retainer” plus the appropriate retainer fee for any other positions he holds.

(5)

Daily Meeting Fees
Board Meeting	$1,500 per day
Committee Meeting	$1,500 per day

Medical Benefits Available to Directors:

Non-employee Directors may elect to participate in the Company’s then current health plan (medical/vision/dental coverage). Electing Directors will be required to pay to the Company premiums for their elected coverage comparable to the then current COBRA rates applicable to the coverage selections they choose.

Directors have received stock option grants in certain years, beginning in 1993 under the 1992 Stock Option Plan. Messrs. Edelstein, Legg, Morris, and Zakon, all non-employee Directors, received stock option/Employer SAR (stock appreciation right) grants under the Company’s 2002 Stock Option Plan on January 28, 2004 for 7,500 shares of the Company’s Common Stock at a fair market value exercise price of $29.10 per share. Mr. Allardyce, a non-employee Director, received a stock option/Employer SAR grant under the 2002 Stock Option Plan on February 11, 2004 for 7,500 shares of the Company’s Common Stock at a fair market value exercise price of $29.08 per share. On each anniversary of the grant, 20% of the options vest after the grant date. The grants awarded in 2004 included an Employer SAR that entitles the Stock Option Committee to determine at the time of exercise whether to allow the grants to be exercised as stock options or SARs.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

The following table sets forth certain information concerning beneficial ownership of the Company’s Common Stock as of February 22, 2005, by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director, named executive officer of the Company, and director nominee, and (iii) all directors, director nominees, and executive officers as a group.

		Shares	Percentage
		Beneficially	of Shares
		Owned	Outstanding

(i) Name / Address

Barclays Global Investors, N.A.(1)		2,575,194	10.2%
45 Fremont Street
San Francisco, CA 94105

Wellington Management Company, LLP (“WMC”)(2)		2,367,120	9.4%
75 State Street
Boston, MA 02109

(ii) Name	Position

Robert A. Young III(3)(6)(7)(8)	Chairman and CEO	2,205,016	8.7%
Fred A. Allardyce(3)	Director	1,500	*
Robert A. Davidson(3)	Director Nominee, President–COO	41,900	*
Frank Edelstein(3)(5)	Director	24,000	*
William M. Legg(3)	Director Nominee	9,000	*
John H. Morris(3)(4)	Director	34,062	*
Alan J. Zakon(3)	Director Nominee	27,500	*
Richard F. Cooper(3)	Sr. VP–Administration, General Counsel and Secretary	17,366	*
David E. Loeffler(3)	Sr. VP–CFO & Treasurer	41,050	*
John R. Meyers(3)	Vice President	27,189	*

(iii) All Directors and Executive Officers as a Group (12 total)(8)		2,487,031	9.7%

*Less than 1%

(6)

(1)	Barclays Global Investors, N.A. recently provided the Company with a Schedule 13G, reporting that the 2,575,194 shares of Company Common Stock are held as follows: (a) shares held, (b) percentage of Company’s outstanding Common Stock and number of shares in these categories, (c) sole voting power, (d) shared voting power, (e) sole dispositive power, (f) shared dispositive power for each of the following three companies:

	(a)	(b)	(c)	(d)	(e)	(f)
Barclays Global Investors, N.A	1,968,853	7.83%	1,785,440	0	1,968,853	0
Barclays Global Fund Advisors	606,341	2.41%	602,853	0	606,341	0

(2)	According to the most recent Schedule 13G it has provided the Company, WMC beneficially owns 2,367,120 shares of the Company’s Common Stock and has the following voting and dispositive powers with respect to such shares: (a) sole voting power, 0 shares; (b) shared voting power, 2,039,482 shares; (c) sole dispositive power, 0 shares; (d) shared dispositive power, 2,343,620 shares.

(3)	Includes options to purchase shares of Common Stock which are vested (and will vest within 60 days of the record date) as follows:

	As of February 22, 2005
		Will Vest
	Vested	in 60 Days
Young	133,332	–
Allardyce	1,500	–
Davidson	34,400	–
Edelstein	16,500	–
Legg	7,500	1,500
Morris	7,500	–
Zakon	22,500	–
Cooper	17,366	–
Loeffler	10,866	–
Meyers	17,478	–

(4)	Includes 26,562 shares of Common Stock held by the John H. Morris and Sharon L. Morris Family Trust, of which Mr. Morris is co-trustee.

(5)	Includes 7,500 shares of Common Stock held by the Edelstein Living Trust, of which Mr. Edelstein is joint trustee.

(6)	Includes 1,805,639 shares of Common Stock held by the R. A. Young III Investments Limited Partnership.

(7)	Includes 945 shares of Common Stock held in the Arkansas Best 401(k) Savings Plan.

(8)	The numerator and denominator for percentages include the number of beneficially owned stock options of the individual or the Director and Executive Officer Group as applicable.

(7)

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers of the Company and the President-CEO of its largest subsidiary. The executive officers serve at the pleasure of the Board. For information regarding ownership of the Common Stock by the executive officers of the Company, see “PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP.” There are no family relationships among directors and executive officers of the Company or its subsidiaries.

Name	Age	Business Experience

Robert A. Young III Chairman and Chief Executive Officer	64	See previous description.

Robert A. Davidson President-Chief Operating Officer ABF President-Chief Executive Officer	57	See previous description.

David E. Loeffler Senior Vice President- Chief Financial Officer and Treasurer	58	Mr. Loeffler was appointed Senior Vice President-Chief Financial Officer and Treasurer in January 2004. He had been ABC’s Vice President-Chief Financial Officer and Treasurer from April 1997 to January 2004. From December 1995 to April 1997, he was ABC’s Vice President-Treasurer.

Richard F. Cooper Senior Vice President-Administration General Counsel and Secretary	53	Mr. Cooper has been Senior Vice President-Administration since January 2004. He was ABC’s Vice President-Administration from 1995 to 2004. Mr. Cooper has been Vice President-General Counsel since 1986 and Secretary since 1987. Mr. Cooper was Vice President-Risk Management from April 1991 to 1995. Mr. Cooper held two different positions with the Company prior to 1987: Director of Legal Affairs, Assistant Secretary from 1984 to 1985 and Vice President, General Counsel, and Assistant Secretary from 1986 to 1987.

J. Lavon Morton Vice President-Tax and Chief Internal Auditor	54	Mr. Morton has been ABC’s Vice President-Tax and Chief Internal Auditor since January 2000. From May 1997 to December 1999, Mr. Morton was Vice President-Financial Reporting. Mr. Morton joined ABC as Assistant Treasurer in December 1996. Mr. Morton has overseen the Company’s tax reporting since 1996. From 1972 through November 1996, Mr. Morton was employed by Ernst & Young LLP. Mr. Morton was a Partner in Ernst & Young LLP from October 1984 through November 1996. Mr. Morton is a Certified Public Accountant. In January 2003, Mr. Morton became a member of the Board of Directors of BEI Technologies, Inc.

Judy R. McReynolds Vice President-Controller	42	Ms. McReynolds has been Vice President-Controller of ABC since January 2000. She previously served as the Controller of the Company from July 1998 until December 1999. Ms. McReynolds joined the Company as Director of Corporate Accounting in June 1997. During the period of June 1995 through May 1997, Ms. McReynolds was employed as Director of Financial Reporting and Taxation with P.A.M. Transportation Services, Inc. From December 1990 until June 1995, Ms. McReynolds was a senior manager employed with Ernst & Young LLP. Ms. McReynolds is a Certified Public Accountant.

John R. Meyers Vice President	57	Mr. Meyers has been Vice President of the Company since October 2001. He served as Chairman and CEO of Wingfoot Commercial Tire Systems, LLC from October 2000 to September 2001 and as President and CEO of Treadco, Inc. from October 1995 to October 2000. Mr. Meyers was Vice President-Treasurer of Arkansas Best Corporation from 1979 to 1995 and Treasurer of Treadco, Inc. from June 1991 to 1995. Prior to 1979, he was Arkansas Best Corporation’s Director, Internal Audit.

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EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation earned during each of the Company’s last three fiscal years by the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers, based on salary and bonus earned during 2004.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation
	Annual Compensation				Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name				Other	Restricted
And				Annual	Stock	Options/	LTIP	All Other
Principal		Salary	Bonus	Compensation	Award(s)	SARs	Payouts	Compensation
Position	Year	($)	($)(1)	($)	($)	(#)(2)	($)	($)(3)

Robert A. Young III	2004	$600,000	$1,101,960	–	–	15,000	–	$16,364	(4)
Chairman and CEO	2003	600,000	622,440	–	–	15,000	–	26,791
	2002	583,933	341,280	–	–	–	–	10,810

Robert A. Davidson	2004	287,500	641,335	–	–	10,000	–	6,330
President-COO	2003	267,500	228,558	–	–	10,000	–	20,695
ABF President-CEO	2002	182,270	125,285	–	–	–	–	21,100

David E. Loeffler	2004	244,167	382,625	–	–	7,500	–	6,330
Senior Vice President-CFO and	2003	215,000	185,868	–	–	7,500	–	6,600
Treasurer	2002	211,850	101,910	–	–	–	–	6,100

John R. Meyers	2004	258,000	315,895	–	–	7,500	–	21,330
Vice President	2003	258,000	178,433	–	–	7,500	–	21,600
	2002	258,000	97,834	–	–	–	–	21,100

Richard F. Cooper	2004	215,833	269,368	–	–	7,500	–	6,330
Senior Vice President-	2003	195,000	134,862	–	–	7,500	–	6,600
Administration, General Counsel and Secretary	2002	192,267	73,944	–	–	–	–	6,100

(1)	Reflects bonus earned during the fiscal year. Bonuses are normally paid during the next fiscal year.

(2)	The 2004 grant included both stock options and an Employer SAR that entitles the Stock Option Committee to determine at the time of exercise whether to require the Optionee to exercise the grant as an SAR or allow the Optionee to exercise the stock options.

(3)	“All Other Compensation” for 2004 includes the following:

	Young	Davidson	Loeffler	Meyers	Cooper

401(k) Company Match	$6,150	$6,150	$6,150	$6,150	$6,150
Voluntary Savings Plan Company Match	–	–	–	15,000	–
24-Hour Accidental Death Premiums	180	180	180	180	180
Split Dollar Term Life Premiums	10,034	–	–	–	–

Total All Other Annual Compensation	$16,364	$6,330	$6,330	$21,330	$6,330

Amounts attributable to the Pension Plan, Supplemental Benefit Plans and to Deferred Salary Agreements are reported in the “RETIREMENT AND SAVINGS PLANS” section.

(4)	The Company owns and pays premiums on two $1 million life insurance policies that were taken out in 1966 on Mr. Young. As owner of the policies, the Company is entitled to either the cash surrender value of each or the total of premiums paid, whichever amount is greater. The death value in excess of this amount is payable to Mr. Young’s beneficiary and is not determinable at this time. For each of 2002, 2003 and 2004, the premiums on these policies were $32,438. The portion of the premiums attributable to term life insurance was $4,710 in 2002; $5,191 in 2003; and $10,034 in 2004.

(9)

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTIONS/SAR VALUES

The following table provides information related to options exercised by the named executive officers during the 2004 fiscal year and the number and value of options held at fiscal year end. No stock appreciation rights for named executive officers had been exercised as of December 31, 2004.

			Number of Securities
	Shares		Underlying Unexercised Options/		In-the-Money Options/SARs
	Acquired	Value Realized	SARs at Fiscal Year-End (#)		At Fiscal Year-End ($)(1)
Name	On Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert A. Young III	0	$0	118,532	44,422	$3,911,411	$846,436
Robert A. Davidson	0	0	26,000	26,000	727,840	504,340
David E. Loeffler	18,300	259,770	3,466	22,212	58,367	436,255
John R. Meyers	0	0	12,078	18,212	311,174	354,195
Richard F. Cooper	15,900	504,629	9,966	22,212	191,392	436,255

(1)	The closing price for the Company’s Common Stock as reported by The NASDAQ Stock Market on December 31, 2004 was $44.89. Value is calculated on the basis of the difference between the option exercise price and $44.89 multiplied by the number of shares of Common Stock underlying the option.

STOCK OPTION/SAR GRANTS

The following table provides information relating to options/SARs granted to the named executive officers in 2004.

					Potential Realizable
					Value at Assumed
					Annual Rate of Stock
	Individual				Price Appreciation
	Grants				for Option Term(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
		Percent of Total
		Options/SARs	Exercise
	Options/SARs	Granted to	or Base
	Granted	Employees in	Price	Expiration
Name	(#)(2)(3)(4)(5)	Fiscal Year	($/sh)(6)	Date	5%($)	10%($)

Robert A. Young III	15,000	4.60%	$29.10	01/27/14	$274,513	$695,669
Chairman and CEO

Robert A. Davidson	10,000	3.07%	$29.10	01/27/14	$183,008	$463,779
President-COO
ABF President-CEO

David E. Loeffler	7,500	2.30%	$29.10	01/27/14	$137,256	$347,834
Senior Vice President-CFO
and Treasurer

John R. Meyers	7,500	2.30%	$29.10	01/27/14	$137,256	$347,834
Vice President

Richard F. Cooper	7,500	2.30%	$29.10	01/27/14	$137,256	$347,834
Senior Vice President-
Administration, General
Counsel and Secretary

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(1)	The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company’s Common Stock over the term of the options/SARs. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment, nontransferability or vesting over periods of up to five years.

(2)	These were stock option/Employer SAR (stock appreciation right) grants under the 2002 Stock Option Plan and were granted for a term of 10 years. The Employer SAR provision entitles the Stock Option Committee to determine at the time of exercise whether to require the Optionee to exercise the grant as an SAR or allow the Optionee to exercise the stock options.

(3)	The options/SARs were granted on January 28, 2004 and are exercisable beginning on the first anniversary of the grant, with 20% of the shares covered becoming exercisable at that time and with an additional 20% of the option shares becoming exercisable on each successive anniversary. Full vesting for the grant occurs on January 28, 2009. The options/SARs were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(4)	In the event of a Change in Control, the option/SARs shall become immediately exercisable in full.

(5)	The options/SARs are only transferable: (a) by will or by the laws of descent and distribution, (b) between spouses incident to divorce, or (c) pursuant to a Permitted Transfer. A Permitted Transfer shall mean a transfer of a vested option/SAR (i) to one or more members of the optionee’s immediate family or to an estate-planning entity established exclusively for Optionee or one or more members of Optionee’s immediate family, or (ii) with the consent of the Compensation Committee, to a charitable organization that is tax exempt under Internal Revenue Code Section 501(c)(3).

(6)	Payment for the options may be made with a certified check, wire transfer, shares of ABC’s Common Stock owned by the Optionee for at least six months or a combination of certified check, wire transfer and ABC’s Common Stock.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of December 31, 2004 with respect to the Company’s compensation plans under which equity securities of the Company are authorized for issuance.

			(c)
			Number of Securities
	(a)	(b)	Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity Compensation Plans Approved by Security Holders(1)	896,927	$ 22.1183	540,500

Equity Compensation Plans Not Approved By Security Holders(2)	593,561	23.0852	15,202

Total	1,490,488	$ 22.5034	555,702

(1)	Amount includes the 2002 Arkansas Best Corporation Stock Option Plan, which allows for the issuance of stock options, SARs and tandem stock option/SAR grants. There are still options outstanding under the 1992 Stock Option Plan, but no further grants can be made from the 1992 Plan. The Board’s Compensation Committee administers the 2002 Plan and 1992 Plan.

(2)	On April 19, 2000 the Company adopted its Nonqualified Stock Option Plan (“2000 Nonqualified Plan”), as a broad based plan with 1.0 million option shares authorized for awards. Options may be awarded under the 2000 Nonqualified Plan through April 18, 2010. No awards have been made under the 2000 Nonqualified Plan to the Company’s Board of Directors or to its Named Executive Officers. All options granted: (i) have an exercise price equal to the closing price of the Company’s Common Stock on the grant date, (ii) are exercisable at 20% per year, generally starting on the first anniversary of the grant date, and (iii) are granted for a term of 10 years. The Board’s Compensation Committee administers the 2000 Nonqualified Plan.

(11)

REPORT ON EXECUTIVE COMPENSATION BY THE
COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors is composed of Messrs. Legg, Allardyce and Morris, each of whom is independent under applicable SEC and NASDAQ independence standards. The Compensation Committee reviews and determines the value and forms of executive officer compensation based on the Committee members’ knowledge and experience, competitive proxy and market compensation information and periodic review and analysis from independent consultants.

The Committee’s philosophy is to provide the Company’s executives with compensation that: (i) is materially linked to both operating and stock price performance, (ii) is competitive with the compensation provided to executives of comparable companies, and (iii) will retain its executive management team and attract qualified executives.

In furtherance of this philosophy, the executive management team’s compensation is composed of the following blend of short-term and long-term programs:

Base Salary. The Company’s policy is to pay base salaries that are comparable to those paid to executives of peer companies. Level of responsibility, years of service and the quality of performance are all taken into account when setting pay levels. Base salaries are reviewed on an annual basis.

The Committee believes that incentive compensation is extremely important to motivating management and that awards for outstanding performance should be above the peer group average.

Short-Term Incentive Compensation. The Company’s Executive Officer Annual Incentive Compensation Plan’s (“Annual Incentive Plan”) current performance measure is based on return on capital employed (“ROCE”) which the Committee deems to be the most important benchmark for a capital intensive business like that of the Company. Each participating executive has a predetermined target percentage of their base salary (ranging from 25% for department directors to 60% for the Company’s Chief Executive Officer) that is multiplied by a factor determined by the business unit’s ROCE. ROCE performance below 7% yields no incentive payment; a 10% ROCE results in a target percentage incentive payment. There is no limit on the incentive payment that may be earned under the Annual Incentive Plan for ROCE performance exceeding 10%, subject to the $2 million per participant annual maximum award limitation in the Annual Incentive Plan. In 2004, ABC’s ROCE as calculated under the plan was 17.87%, based primarily on ABF Freight Systems’ ROCE of 22.41%. These ROCE percentages resulted in each ABC Plan participant receiving 306% of their Target Incentive Award, and each ABF Plan participant receiving 442% of their Target Incentive Award. (See Proposal III below for additional information on the Annual Incentive Plan.)

Long-Term Incentive Compensation. The Committee believes that all members of the Board of Directors and executives should have significant equity holdings in the Company. It is the Committee’s intent to use equity based grants with multi-year vesting provisions to achieve equity holding targets. (See Proposal IV for additional information on the proposed 2005 Ownership Incentive Plan.)

Traditionally, the Company has provided substantial retirement benefits to its executives. (See “Retirement and Savings Plans” section for additional information.) It is the Committee’s belief that a long-term incentive plan based on the achievement of multi-year performance goals is more appropriate to motivating management than post-retirement compensation. To this end, the Committee is studying ways to increase the percentage of total compensation generated by multi-year long-term incentive plans, while reducing the percentage attributed to post-retirement benefits.

In 2004, the Committee engaged an independent consultant to assist it in reviewing the executive officers’ compensation and benefits. The Committee is using this review to help it evaluate the value and forms of both short-term and long-term compensation and benefit programs the Company offers to its officer group. As a result of this review:

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1.	The Committee believes that the Base Salaries and Executive Officer Annual Incentive Compensation Plan are each achieving the Committee’s annual compensation goals. The Committee recommends that the stockholders approve the continuation of the current Executive Officer Annual Incentive Compensation Plan at the 2005 Annual Meeting of Stockholders. (See Proposal III of this 2005 Proxy for more information.)

2.	The Committee believes the Company’s long-term incentive goals could be better met by the adoption of the proposed 2005 Ownership Incentive Plan, which will replace the existing Stock Option Plans. If approved by the stockholders, the proposed 2005 Ownership Incentive Plan will provide the Committee with needed flexibility in the form and payment of equity based long-term awards to meet changing business needs. (See Proposal IV of this 2005 Proxy for more information.)

3.	The Committee intends to continue reviewing the Company’s other forms of long-term executive compensation and benefits; and evaluating alternative programs that will utilize performance measurements based on Company business goals during future multi-year periods.

The Compensation Committee believes that the Chief Executive Officer (“CEO”) is the leader of the executive management team, and therefore it applies the same philosophy and short-term and long-term compensation and benefits programs as discussed above to the CEO’s compensation package.

In prior years, the Committee has granted executives stock options and stock appreciation rights under the Company’s stock option plans. The Committee generally has discretion regarding size, recipients and other non-exercise-price terms and conditions of grants. Under these grants, the option’s exercise price is equal to the closing public trading price of the Company’s Common Stock on the date of the grant; the optionee generally vests in 20% of the total granted shares on each of the five subsequent grant date anniversaries; and grants for all years provide that the optionee has up to 10 years from the date of the grant to exercise part or all of their grant. The Company has never repriced any stock option grants. All options granted to the named executive officers were made from the Company’s 1992 Stock Option Plan and 2002 Stock Option Plan which were approved by the shareholders and are designed to be compliant with Internal Revenue Service Code Section 162(m). If the Company’s stockholders approve the 2005 Ownership Incentive Plan, the Committee currently intends to issue restricted stock to Directors and management in 2005.

Certain federal tax law (Section 162(m) of the Internal Revenue Code) generally precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1 million per individual paid to its Chief Executive Officer or the other executive officers listed in the Summary Compensation Table. Under this law, certain compensation, including “performance based compensation,” is excluded from this deduction limitation. It is the Committee’s intent to structure compensation paid to these executives to be deductible to the extent consistent with its goals and objectives regarding specific types of compensation. The Committee has been advised that all of the 2004 compensation paid to these executives is deductible.

The Compensation Committee believes its philosophy and executive compensation and benefit programs have built an experienced, motivated executive management team whose compensation package and stock ownership, both personal and through stock option grants, are closely linked to the interest of the Company’s stockholders.

THE COMPENSATION COMMITTEE

William M. Legg, Chair
Fred A. Allardyce
John H. Morris

This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of Messrs. Allardyce, Edelstein and Zakon, all independent as independence is defined in SEC and NASDAQ independence standards for Audit Committee members. The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2004 with management of the Company.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication With Audit Committees). In addition, the Committee has discussed with the independent registered public accounting firm its independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1., and considered the compatability of nonaudit services with the firm’s independence.

The Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.

AUDIT COMMITTEE

Fred A. Allardyce, Chair
Frank Edelstein
Alan J. Zakon

This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.

The Audit Committee Charter, adopted by the Board of Directors for the Audit Committee on April 19, 2000 and revised on October 22, 2003, is posted in the Corporate Governance section of the Company’s Web site,www.arkbest.com. The Audit Committee Charter was included in Appendix A of the 2004 Proxy Statement.

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COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors currently consists of Messrs. Legg, Allardyce and Morris. None of such persons are officers or employees or former officers or employees of the Company.

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of five-year cumulative total return for the Company, the Russell 2000 Market Index, and a peer group index selected by the Company.

	FISCAL YEAR ENDING
COMPANY/INDEX/MARKET	12/31/1999	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
Arkansas Best Corp.	100.00	152.61	240.17	216.51	265.25	384.33
Peer Group Index	100.00	89.89	103.20	105.35	133.12	186.85
Russell 2000 Index	100.00	95.68	96.66	75.80	110.19	129.47

The above comparisons assume $100 was invested on December 31, 1999, in the Company’s Common Stock and each of the foregoing indices and assume reinvestment of dividends. All calculations have been prepared by CoreData, Inc. The stockholder return shown on the graph above is not necessarily indicative of future performance.

The Company considers itself a transportation holding company with an emphasis on long-haul and regional, less-than-truckload (“LTL”) transportation of general commodities. Accordingly, the Company believes it is important that its performance be compared to that of other transportation companies with similar operations. Therefore, companies in the current peer group are the LTL freight carriers contained in the NASDAQ Trucking and Transportation Index (Central Freight Lines, Inc., Old Dominion Freight Line, Overnite Corporation, Roadway Corp., SCS Transportation, Inc., USF Corporation, and Yellow Roadway Corporation) plus CNF, Inc.

RETIREMENT AND SAVINGS PLANS

Non-union employees of the Company and ABF who fulfill a minimum age and service requirement are eligible to participate in the Company’s Pension Plan which generally provides fixed benefits payable in a lump-sum form upon retirement at age 65. Benefits also may be paid in the form of an annuity at the participant’s election. Credited years of service for each of the individuals named in the EXECUTIVE COMPENSATION – SUMMARY COMPENSATION TABLE (“Executive Compensation Table”) as of February 22, 2005 are: Robert A. Young III, 41 years; Robert A. Davidson, 32 years; John R. Meyers, 31 years; Richard F. Cooper, 20 years; and David E. Loeffler, 9 years. Benefits are based upon a participant’s years of service and average total monthly earnings (exclusive of extraordinary remuneration and expense allowances and subject to the annual Code limitation after December 31, 2004 of $210,000 as adjusted to reflect cost-of-living increases) during any sixty (60) consecutive calendar months during the participant’s employment since 1980, which will give the participant the highest average monthly earnings (“Pension Plan Compensation”). Benefits also are subject to certain other limitations in the Code.

The following table illustrates the ABC total estimated annual benefits payable from the Company’s Pension Plan and the ABC Supplemental Benefit Plan (see below) upon retirement at age 65, in the form of a single life annuity, to persons in the specified compensation and years-of-service classifications. The ABF total estimated annual benefit from the Company’s Pension Plan and the ABF Supplemental Benefit Plan can be obtained by reducing the ABC benefit listed in the table below by 12.5%. The benefits listed in the table are not subject to any deduction for Social Security or other offset amounts.

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60-Month
Average Annual	Years of Service
Compensation	5	10	15	20	25	30	35	40	45

$ 300,000	$29,760	$59,520	$89,280	$119,040	$148,800	$178,560	$208,320	$238,080	$267,840
350,000	34,760	69,520	104,280	139,040	173,800	208,560	243,320	278,080	312,840
400,000	39,760	79,520	119,280	159,040	198,800	238,560	278,320	318,080	357,840
450,000	44,760	89,520	134,280	179,040	223,800	268,560	313,320	358,080	402,840
500,000	49,760	99,520	149,280	199,040	248,800	298,560	348,320	398,080	447,840
550,000	54,760	109,520	164,280	219,040	273,800	328,560	383,320	438,080	492,840
600,000	59,760	119,520	179,280	239,040	298,800	358,560	418,320	478,080	537,840
650,000	64,760	129,520	194,280	259,040	323,800	388,560	453,320	518,080	582,840
700,000	69,760	139,520	209,280	279,040	348,800	418,560	488,320	558,080	627,840
750,000	74,760	149,520	224,280	299,040	373,800	448,560	523,320	598,080	672,840
800,000	79,760	159,520	239,280	319,040	398,800	478,560	558,320	638,080	717,840
900,000	89,760	179,520	269,280	359,040	448,800	538,560	628,320	718,080	807,840
1,000,000	99,760	199,520	299,280	399,040	498,800	598,560	698,320	798,080	897,840
1,100,000	109,760	219,520	329,280	439,040	548,800	658,560	768,320	878,080	987,840
1,200,000	119,760	239,520	359,280	479,040	598,800	718,560	838,320	958,080	1,077,840
1,300,000	129,760	259,520	389,280	519,040	648,800	778,560	908,320	1,038,080	1,167,840
1,400,000	139,760	279,520	419,280	559,040	698,800	838,560	978,320	1,118,080	1,257,840
1,500,000	149,760	299,520	449,280	599,040	748,800	898,560	1,048,320	1,198,080	1,347,840

In December 1987, the Company established the Arkansas Best Corporation Supplemental Benefit Plan and ABF established the ABF Freight System, Inc. Supplemental Benefit Plan. Both Supplemental Benefit Plans are designed to supplement benefits under the defined benefit Pension Plan. The Code places limits on the amount of income participants may receive under the Pension Plan. In order to compensate for those limitations and for reductions in the rate of benefit accruals from the 1985 formula under the Pension Plans, the Supplemental Benefit Plans will pay sums in addition to amounts payable under the Pension Plans to eligible participants. Participation in the Supplemental Benefit Plans is generally limited to employees of the Company or ABF who are at or above the rank of vice president and are designated as participants in a Supplemental Benefit Plan by the Company’s Board. The amount due to each participant in the Supplemental Benefit Plans is the actuarial equivalent of the excess of (1) the payment due under the Pension Plans as in effect on January 1, 1985 as amended, but without regard to any amendments that decrease the rate of benefit accruals and without regard to any Code limitations, or the current Pension Plan without regard to any Code limitations if more; over (2) the actual benefit received from the Pension Plan. This payment will be made in a lump sum or in annual installments over a period of not more than 15 years at the participant’s election. Amounts attributable to the Supplemental Benefit Plans are included in the pension table set forth above. The Supplemental Benefit Plans take into account all Pension Plan Compensation without regard to Code limitations (“Covered Compensation”). Covered Compensation for the named executives equals: Mr. Young, $1,218,352; Mr. Davidson, $490,497; Mr. Loeffler, $421,863; Mr. Meyers, $404,138; and Mr. Cooper, $344,325.

The Company has Deferred Salary Agreements with certain management employees of the Company and its subsidiaries, including the named executives, due to their tenure, experience, knowledge and contacts which are of considerable value to the Company. The amount of the deferred salary is equal to 35% of the individual’s final monthly base salary times 120 monthly payments commencing at age 65 retirement, death or disability. The deferred salary amount is subject to reduction based on years of service if the executive’s employment terminates prior to age 65 and certain other circumstances resulting in the individual’s termination of employment. The projected annual compensation from this plan based on January 2005 base salary plus 20% is: Mr. Young, $252,000; Mr. Davidson, $168,000; Mr. Loeffler, $105,000; Mr. Meyers, $40,902; and Mr. Cooper, $92,400.

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EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE IN CONTROL ARRANGEMENTS

The Company does not have any Employment Contracts with the Chief Executive Officer or any of the named executive officers.

The Company’s Stock Option Agreements provide that in the event of a Change in Control of the Company, as defined in the Agreement, all non-vested options immediately vest. See “REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE” section for additional general information about the Stock Option Plan.

The Company’s Supplemental Benefit Plans provide that in the event of a Change in Control of the Company, as defined in the Supplemental Benefit Plans, accrued benefits will be distributed and paid in the form of a lump sum as soon as administratively feasible. See “RETIREMENT AND SAVINGS PLANS” section for additional general information about the Supplemental Benefit Plans.

The Company has a Voluntary Savings Plan (“VSP”) for certain management employees of the Company and its subsidiaries, including the named executives. The VSP is a nonqualified plan created to offset the Internal Revenue Service Code limitations on contributions by highly compensated employees to the Company’s 401(k) Savings Plan. The VSP allows eligible executives to annually defer 1% to 75% of each of their base salary and incentive compensation. The Company will match 15% of the employees’ VSP contributions, up to an annual maximum match of $15,000. The VSP provides that in the event of a Change in Control of the Company, as defined in the VSP, all contributions, Company match and earnings on each will be distributed as a lump sum as soon as administratively possible.

The Deferred Salary Agreement provides that in the event of a Change in Control of the Company, as defined in the Deferred Salary Agreement, all benefits immediately vest, and if the individual’s employment terminates within three years after the Change in Control event occurs, then the individual may elect to receive his benefit in a lump sum payable within thirty days. The amounts payable under the Deferred Salary Agreements are subject to forfeiture under certain circumstances. See “RETIREMENT AND SAVINGS PLANS” section for additional general information about Deferred Salary Agreements.

The Annual Incentive Compensation Plan provides that in the event of a Change in Control of the Company, each participant shall receive a pro rata payment of the greater of his or her Target Incentive Award or Final Award for the Plan Year during which the Change of Control occurs. See “REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE” for additional information on the Annual Incentive Compensation Plan.

The Company has agreed to provide a Post-Employment Medical Plan that covers otherwise unreimbursed medical expenses to certain employees of the Company and its subsidiaries who meet certain age and years-of-service requirements, including the individuals named in the Executive Compensation Table. These benefits are presently covered by an insured program and commence at retirement. If the employee leaves the Company with at least 10 years of service and is between ages 55 and 60, the employee pays the Company at the then current COBRA rates which are offset against the full premium paid by the Company. The Company pays the full amount for insurance premiums from age 60 until age 65 and pays premiums for Medipak, prescription drug, and dental after reaching 65 for the life of the employee (and spouse or other eligible dependents).

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Stockholders’ Agreement. Pursuant to the terms of a Stockholders’ Agreement, the Company has agreed that it will offer Robert A. Young III the right to include shares of the Company’s Common Stock he owns in certain registration statements filed by the Company (the “Piggy-back Rights”).

The Company will indemnify Mr. Young for securities law liabilities in connection with any such offering, other than liabilities resulting from information furnished in writing by Mr. Young. The Company is obligated to pay all expenses incurred in connection with the registration of shares of Company Common Stock in connection with the Piggy-back Rights, excluding underwriters’ discounts and commissions.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities are required to file, under the Securities Exchange Act of 1934, reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely on information provided to the Company, the Company believes that during the preceding year its executive officers, directors, and 10% stockholders have complied with all applicable filing requirements, except for Director John H. Morris who filed a late Form 4 filing on October 13, 2004 for four purchases made by his portfolio manager: 40 shares on February 11, 2004; 10 shares on February 17, 2004; 10 shares on February 18, 2004; and 15 shares on August 27, 2004.

PROPOSAL II. RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL II.

The firm of Ernst & Young LLP served as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2004. The Audit Committee has appointed that firm to continue in that capacity for the fiscal year 2005, and recommends that a resolution be presented to stockholders at the 2005 Annual Meeting to ratify that appointment.

In the event the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will appoint another independent registered public accounting firm as auditors. Representatives of Ernst & Young LLP will attend the 2005 Annual Meeting. They will have the opportunity to make a statement and respond to appropriate questions from stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following is a summary of the fees billed to Arkansas Best Corporation by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2004 and December 31, 2003:

Fee Category	2004 Fees	2003 Fees

Audit Fees*	$680,329	$365,738
Audit-Related Fees	15,009	93,264
Tax Fees	19,209	65,058
All Other Fees	1,500	2,500

Total Fees	$716,047	$526,560

*Includes Sarbanes-Oxley Section 404 Audit Fees of $280,000 for 2004 and $0 for 2003.

Audit Fees. Consists of fees billed for professional services rendered for the integrated audit of Arkansas Best Corporation’s consolidated financial statements and internal control over financial reporting and quarterly reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Arkansas Best Corporation’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations related to actual or potential impact on final or proposed rules, standards, or interpretations.

Tax Fees. Consists of fees billed for professional services for tax compliance and tax consulting. These services include assistance regarding federal, state and international tax compliance, and assistance with Internal Revenue Service interest calculations on tax assessments.

All Other Fees. Consists of fees for online technical support information and services.

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POLICY AND AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND
PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee, under the responsibilities and duties outlined in its charter, is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services as allowed by law or regulation. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specifically approved amount. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees incurred to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee, or the Audit Chair under authority of the Audit Committee, pre-approved 100% of the Company’s 2003 and 2004 audit fees, audit-related fees, tax fees, and all other fees to the extent the services occurred after May 6, 2003, the effective date of the Securities and Exchange Commission’s final pre-approval rules.

PROPOSAL III. APPROVAL OF THE EXECUTIVE OFFICER
ANNUAL INCENTIVE COMPENSATION PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL III.

The Board of Directors has approved, and recommends that the stockholders approve, the Executive Officer Annual Incentive Compensation Plan (“Plan”). This Plan is substantially the same as the Executive Officer Annual Incentive Plan that was approved by the stockholders at the Company’s 2000 Annual Meeting of Stockholders (“2000 Plan”). The Board of Directors believes that the 2000 Plan has, during the past five years, achieved its goal of linking Executive Officers’ annual incentive pay with the performance of the Company and that this Plan will continue to achieve this goal.

The Plan is intended to enhance the link between pay and performance by providing eligible employees with the opportunity to receive an annual cash award based on the achievement of pre-established performance goals. The material terms of the Plan are being submitted to stockholders for their approval so payments to executive officers under the Plan may qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Section 162(m) generally limits to $1 million the annual corporate federal income tax deduction for “non-performance based” compensation paid to the chief executive officer or any of the four other highest paid officers of a publicly-held corporation. Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, to vote at the 2005 Annual Meeting is necessary for approval of the Plan.

A. Summary of the Plan

The following summary description of the material terms of the Plan is qualified in its entirety by reference to the full text of the Plan attached to this proxy statement as Appendix A:

Purposes. The purposes of the Plan are to: (1) retain and attract qualified individuals by rewarding those practices which enhance the financial performance of the Company and are considered key to the Company’s success; (2) encourage teamwork among participants in various segments of the Company; (3) reward performance with pay that varies in relation to the extent to which the pre-established goals are achieved; and (4) ensure that the compensation paid under this Plan qualifies for the “performance based compensation” exemption of Section 162(m).

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Administration. The Plan will be administered by a committee (“Committee”) of two or more directors appointed by the Board of Directors to administer the Plan. All members of the Committee must be “outside directors” under Section 162(m). Subject to the terms of the Plan, the Committee has authority to select employees to participate in the Plan; to determine the size, terms and conditions of awards under the Plan; to construe and interpret the Plan; and to make all other determinations which may be necessary or advisable for Plan administration. The Board of Directors has appointed the Compensation Committee to administer the Plan.

Eligibility. Each employee of the Company and its subsidiaries who, as of the last day of the applicable Plan Year, is covered by the compensation limitations of Section 162(m) or the regulations issued thereunder (“Executive Officer”).

Awards Under the Plan. Not later than 90 days after the beginning of each fiscal year, the Committee will adopt one or more performance measures, establish written performance goals with respect to each selected performance measure and determine the individual award opportunities for that fiscal year. The performance measures may be based on any combination of corporate, divisional and/or individual goals. For each performance measure, the Committee will adopt performance goals which will, in turn, be used to determine each Executive Officer’s individual award opportunities. For example, for a particular fiscal year, the Committee may select the Company’s return on capital employed as a performance measure, establish various levels of Company return on capital employed as performance goals and link each such performance goal to an individual award opportunity. The performance measures, performance goals and individual award opportunities may vary among Executive Officers and from year to year. As soon as practicable after the end of the fiscal year, final awards will be computed for each Executive Officer. If the performance goals were met, the Committee will so certify in writing prior to payment of final awards. The Plan provides that the maximum award payable to any participant in connection with any one fiscal year is $2,000,000.

Plan Only Applicable to Executive Officers. The Plan is applicable only to the employees of each Company who are determined to be Executive Officers. As defined in the Plan, an “Executive Officer” is an employee, who, as of the last day of the applicable fiscal year, is an individual subject to the tax deductible limitations of Section 162(m).

Performance Measures. The Plan provides that the performance measures which may serve as determinants of an Executive Officer’s individual award opportunities are limited to the Company’s pre-tax income; net income; earnings per share; revenues; expenses; return on assets; return on equity; return on capital employed; return on investment; net profit margin; operating profit margin; operating cash flow; total shareholder return; capitalization; liquidity; results of customer satisfaction surveys; safety or productivity improvement. Such performance goals may be determined solely by reference to the performance of the Company, its subsidiaries, or a division or unit of the Company or its subsidiaries, or based upon comparisons of any of the performance measures relative to other companies.

In establishing a performance goal, the Committee may exclude the impact of any of the following events or occurrences which the Committee determines should appropriately be excluded: (a) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (b) any discretionary or matching contributions made to the savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (c) asset write-downs, (d) litigation, claims, judgments or settlements, (e) the effect of changes in tax law or other such laws or regulations affecting reported results, (f) accruals for reorganization and restructuring programs, (g) any extraordinary, unusual or nonrecurring items as described in Accounting Principles Board (“APB”) Opinion No. 30, (h) any changes in accounting principle as defined in APB No. 20, (i) any loss from a discontinued operation as described in Financial Accounting Standards No. 144 and (j) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year.

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For 2005, an Executive Officer’s individual award opportunities will be established as a function of his base salary rate. “Base Salary” means, as to any specific fiscal year, the Executive Officer’s base salary paid in the fiscal year for which the annual incentive is earned. The Base Salary is not reduced by any voluntary salary reductions or any salary reduction contributions made to any salary reduction plan, defined contribution plan or other deferred compensation plans of the Company, but does not include any payments under the Plan, any stock option or other type of equity plan, or any other bonuses, incentive pay or special awards. The Committee may not exercise discretion to increase the actual award earned during a fiscal year by the Executive Officer (“Final Award”), except to the extent that counsel advises the Committee that Section 162(m) will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by permitting greater discretion or flexibility with respect to award opportunities for Executive Officers, then the Committee may, in its sole discretion, apply such greater discretion or flexibility.

Payment of Final Awards. Final Awards under the Plan are payable as soon as their calculation is completed. Subject to the terms of the Company’s Voluntary Savings Plan, a participant may defer the receipt of some or all of his award. If all or a portion of a participant’s award is not deductible by the Company under Section 162(m), the Committee shall require that payment of the nondeductible portion of such award will be deferred until the earlier of the Executive Officer’s death, disability, a Change in Control, or 185 days after termination of employment.

Change in Control. In the event of a Change in Control of the Company, each participant, including the Company’s executive officers, will receive a pro rata payment of the greater of his target incentive award or final award for the fiscal year during which the Change in Control occurs. In these circumstances, the Committee will determine (1) the final award based on performance during the fiscal year until the date of the Change in Control; and (2) the participant’s base salary as of a date on or before the Change in Control. Such amount would be paid to the participant as soon as calculated but in any event within 45 days after the effective date of the Change in Control. A “Change in Control” is defined in the Plan in Appendix A.

Amendments. The Board of Directors or the Committee may modify, amend, suspend or terminate the Plan at any time. No such modification, amendment, suspension or termination may, without a participant’s consent, reduce the participant’s right to a payment or distribution under the Plan to which he is entitled.

B. Plan Performance Measure For 2005

Since 1998, the Committee has used return on capital employed as the performance measure for the Company’s Annual Incentive Compensation Plan. For 2005, the Committee has adopted return on capital employed (“ROCE”) as the Plan’s performance measure. In future years, the Committee may adopt other performance measures. For 2005, the Company’s ROCE is calculated as the following ratio:

Net Income + After-Tax Effect of Interest Expense + After-Tax Effect of Imputed
Interest Expense

Average Equity + Average Debt + Average Imputed Debt

“Net Income” for the ROCE calculation is net income determined in accordance with Generally Accepted Accounting Principles before extraordinary items and before amounts reported for a change in accounting principle, with the after-tax annual incentive compensation paid to ABC and Data-Tronics employees under this Plan and the after-tax annual incentive compensation paid to ABF employees under the ABF Annual Incentive Compensation Plan added back.

“Interest Expense” for the ROCE calculation is (i) interest on all long- and short-term indebtedness and other interest bearing obligations, (ii) deferred financing cost amortization and other financing costs including letters of credit fees, and (iii) includes interest expense or income and gains or losses on interest rate swaps.

“Imputed Interest Expense” consists of the interest attributable to average imputed debt assuming an interest rate of 7.5%.

“Average Debt” is the average of the beginning of the year and the end of the year current and long-term debt.

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“Average Imputed Debt” consists of the average of the beginning of the year and the end of the year present value of all payments determined using an interest rate of 7.5% on operating leases of revenue equipment with an initial term of more than two years.

C. Other Matters

As discussed above, awards which may be paid under the Plan for fiscal 2005 and future years are dependent on the attainment of performance goals established annually by the Committee. Accordingly, the amounts, if any, which may be paid under the Plan in the future cannot presently be determined and cannot exceed $2 million per Executive Officer per fiscal year. If the material terms of the Plan are not approved by the stockholders, no future payments will be made under the Plan to Executive Officers. In that event, the Committee intends to review and reconsider the Company’s executive compensation program in light of such vote and the principles described in its Report on Executive Compensation. The following table reflects what each of the listed individuals and the approximate amount the groups would have received under the Plan as annual incentive compensation if the above ROCE formula were applied to the Company’s 2004 financial results.

Pro Forma 2005 Annual Incentive Compensation Plan Benefits(1)

Name and Position	Pro Forma 2005 Incentive Compensation

Robert A. Young III, Chairman–CEO	$ 1,297,440
Robert A. Davidson, Director, ABC President–COO, ABF President–CEO	792,880
Richard F. Cooper, Sr. VP–Administration, General Counsel and Secretary	317,152
David E. Loeffler, Sr. VP–CFO and Treasurer	450,500
John R. Meyers, Vice President	371,933
Executive Group (5 Participants)(3)	3,229,905	(2)
Non-Executive Director Group	0
Non-Executive Officer Employee Group (83 Participants)(4)	11,915,306

(1)	All information in the above table is pro forma based on the ROCE percentage that would have resulted in 2004 using the above ROCE formula. 2005 incentive payments, if any, will be based on the actual 2005 ROCE percentage.

(2)	Pro forma 2005 incentive payments for the Executive Group were computed based on a pro forma ROCE of 19.68%.

(3)	The five participants in the 2004 Executive Group are Messrs. Young, Davidson, Cooper, Loeffler and Meyers.

(4)	The 83 members of the “Non-Executive Officer Employee Group” include officers and other designated employees of the Company and its wholly-owned subsidiaries, ABF Freight System, Inc. and Data-Tronics Corp., who are not participants in the Executive Officers Annual Incentive Compensation Plan, but whose annual incentive compensation is derived from the above ROCE formula or a substantially similar ROCE formula.

PROPOSAL IV. APPROVAL OF THE 2005 OWNERSHIP INCENTIVE PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL IV.

Background

The Company firmly believes that its long-term interests are best advanced by aligning the interests of its non-employee directors and key employees with the interests of its stockholders. Therefore, to attract, retain and motivate non-employee directors, officers and key management employees of exceptional abilities, and in recognition of the significant contributions to the long-term performance and growth of the Company and its subsidiaries made by these individuals, on February 24, 2005, the Board of Directors adopted, subject to stockholder approval, the Arkansas Best Corporation 2005 Ownership Incentive Plan (referred to in this proxy statement as the “Plan”). Approval of the Plan will permit the Company to continue to use stock-based compensation to align stockholder and employee interest and to motivate employees and others providing services to the Company or any subsidiary. The Plan is intended to supersede the Company’s existing equity compensation plans.

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Currently, the Company implements its equity compensation arrangements for its executives and employees through the following plans: the 1992 Arkansas Best Corporation Stock Option Plan, 2002 Arkansas Best Corporation Stock Option Plan and the Arkansas Best Corporation Nonqualified Stock Option Plan. The 1992 Stock Option Plan expired on December 31, 2001 and, therefore, no new options may be granted under this plan. Awards under these plans have been in the form of stock options and stock appreciation rights. As of December 31, 2004, approximately 1,490,488 shares were subject to outstanding options under those plans, and approximately 555,702 shares remain available for grant under those plans. As more fully described below, if stockholders approve the new Plan, no new grants will be made under the existing plans and they will be frozen. Accordingly, while the Plan initially authorizes the issuance of up to 1,500,000 shares of Common Stock, stockholder approval of the Plan will terminate the Company’s ability to issue approximately 555,702 shares under the previously existing plans, so the net increase in the potential dilution resulting from the Plan will be limited to approximately 944,298 shares.

The Plan provides the ability for the Compensation Committee to award stock options, stock appreciation rights, restricted stock, restricted stock units and performance award units with vesting and other award provisions that provide effective incentives to Company employees and non-employee directors and alignment of stockholder, management and director interests. The Company expects in the near term to primarily utilize restricted stock and restricted stock units for equity-based compensation arrangements and to curtail or discontinue its use of stock options. The Plan, however, provides for a number of other equity- and cash-based compensation arrangements that may be used by the Company based on changes in competitive practices and possible changes in accounting or tax treatment. Provisions have been included in the Plan that allow awards, to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) with respect to options and other awards by qualifying payments under the Plan as performance-based compensation under Section 162(m), although the Compensation Committee has discretion under the Plan to grant awards that may not meet such requirements.

In addition, as discussed further below, the Plan prohibits:

•	Granting stock options or stock appreciation rights at a price below market price on the date of grant.

•	Repricing a stock option or stock appreciation right without stockholder approval.

•	Granting stock options that are scheduled to first become exercisable within one year of the date of grant.

•	Granting restricted stock or restricted stock units that are scheduled to become fully vested in less than three years or, in the case of such arrangements in which vesting is tied to satisfaction of performance criteria, that are scheduled to vest based on performance over a period of less than one year.

The following is a brief description of the Plan. The full text of this Plan is attached as Appendix B to this proxy statement, and the following description is qualified in its entirety by reference to the text of the Plan set forth in Appendix B.

Plan Term: The plan will become effective upon its approval by the Company’s stockholders and will terminate with respect to the grant of new awards upon the tenth anniversary of the date of such approval.

Award Types: Options, stock appreciation rights, restricted stock, restricted stock units and performance award units may be awarded under the Plan.

Shares Authorized: 1,500,000, plus any shares subject to outstanding awards under the 2002 Arkansas Best Corporation Stock Option Plan or the Arkansas Best Corporation Nonqualified Stock Option Plan (collectively, the “Prior Plans”) that, on or after the date stockholders approve the Plan, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares). The number of shares considered issued under the Plan equals the number of shares actually issued upon exercise or settlement of an award. Shares that are (i) returned to the Company upon cancellation, expiration or forfeiture of an award or the settlement of an award in cash (rather than shares), or (ii) delivered or deemed delivered to the Company in payment or satisfaction of the purchase price, exercise price or tax withholding obligation resulting from an award will be deemed returned to the pool of shares reserved for issuance under the Plan and will be available for issuance pursuant to additional awards granted under the Plan.

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Eligibility: Any member of the Board of Directors who is not a current employee of the Company, and any current or prospective officers or employees of the Company and its subsidiaries. The Compensation Committee determines which eligible participants will receive awards under the Plan. The Company expects that approximately 100 persons currently would qualify to participate in the Plan.

Administration: The Plan will be administered by the Compensation Committee of the Board of Directors or another committee of two or more directors established by the Board of Directors from time to time. Under NASDAQ rules, members of the Compensation Committee are required to satisfy the NASDAQ’s standards for independence, subject to certain narrow exceptions. The Compensation Committee may delegate various functions to subcommittees or certain officers of the Company. Subject to the provisions of the Plan, the plan administrator has the power to:

•	prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;

•	determine which persons are eligible to participate, to which of such participants, if any, awards shall be granted hereunder and the timing of any such awards;

•	grant awards to participants and determine the terms and conditions thereof, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Compensation Committee determine constitute a Change in Control), or other factors;

•	establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award;

•	prescribe and amend the terms of the agreements or other documents evidencing awards made under the Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by participants under the Plan;

•	determine whether, and the extent to which, adjustments are required as a result of any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends);

•	interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any award granted thereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

•	make all other determinations deemed necessary or advisable for the administration of the Plan.

Individual Award Limits: No participant may be granted awards under the Plan covering more than 100,000 shares in any one fiscal year, subject to certain anti-dilution and other adjustments. For the portion of performance award units granted in any one calendar year to any Participant that are denominated in dollars and are intended to qualify as performance based compensation under Section 162(m) of the Code, the maximum amount payable for the performance period is $2 million times the number of years in the performance period.

Stock Options: Under the terms of the Plan, the exercise price for stock options must equal the fair market value of the Company’s common stock on the date of grant, the vesting period must be no earlier than one year from the date of grant (except upon a Change in Control or termination of employment due to death, disability or retirement) and options may be for a term of no more than 10 years. Otherwise, the Compensation Committee has discretion to determine the number of shares subject to an option (subject to the Plan’s stated limits), the vesting, expiration and forfeiture provisions for options, the restrictions on transferability of an option, and any other terms and conditions otherwise consistent with the Plan. Options granted under the Plan may be either incentive stock options qualifying under Section 422 of the Code (“ISOs”) or options which are not intended to qualify as incentive stock options (“NQSOs”). The exercise price of an option may be paid through various means acceptable to the Compensation Committee, including in cash or, to the extent allowed by the Compensation Committee, by delivering previously owned shares, by withholding shares deliverable upon the exercise of the option or by delivering to the Company the proceeds of shares of the Company’s stock issuable under an option. The Plan prohibits repricing stock options without stockholder approval.

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Stock Appreciation Rights: A stock appreciation right provides the right to the monetary equivalent of the increase in the value of a specified number of the Company’s shares over a specified period of time after the right is granted. Stock appreciation rights may be paid in stock, cash or a combination thereof. Stock appreciation rights may be granted either in tandem with or as a component of other awards granted under the Plan or not in conjunction with other awards and may, but need not, relate to a specific option. Stock appreciation rights are generally subject to the same terms and limitations as options or, when granted tandem to other awards, to the same terms as those other awards. Stock appreciation rights cannot be repriced without stockholder approval.

Restricted Stock and Restricted Stock Units: Restricted stock is an award of shares, and restricted stock units are an award of units denominated in shares and payable in shares or cash, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are specified by the Compensation Committee. The Compensation Committee has discretion to determine the terms of any restricted stock and restricted stock unit award, including the number of shares subject to a restricted stock or restricted stock unit award (subject to the Plan’s stated limits), the price (if any) paid for restricted stock or restricted stock units, and the minimum period over which restricted stock or restricted stock units may vest, which must cover at least a 3-year period other than as a result of a Change in Control or upon the participant’s death, disability or retirement, unless the grant, issuance, vesting or retention of the award is contingent upon satisfaction of a performance criteria with a performance period of at least one year.

Performance Award Units: The Plan authorizes the grant of Performance Award Units, pursuant to which Participants are awarded bonus opportunities that are paid contingent upon the achievement of performance criteria specified by the Compensation Committee. The Compensation Committee has discretion to determine the terms of any performance award unit, including the maximum amount payable (subject to the Plan’s stated limits), the performance period, which is generally at least one year, performance criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria, the timing of any payment, restrictions on an performance award unit prior to actual payment, forfeiture provisions, and any other terms and conditions consistent with the Plan. The Compensation Committee may specify a percentage of the target incentive bonus intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code using “qualifying performance criteria” described below. Performance Award Units are payable in cash or shares of Common Stock as determined by the Compensation Committee.

Qualifying Performance Criteria: The Compensation Committee may establish performance criteria and level of achievement versus such criteria that shall determine the amount of cash and/or number of shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Compensation Committee may specify a percentage of an Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an Award that is intended by the Compensation Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Compensation Committee and specified at the time the Award is granted. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may, to the extent specified in the Award Agreement, be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion shall determine.

Qualifying Performance Criteria will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Compensation Committee in the award: pretax income, net income, earnings per share, revenues, expenses, return on assets, return on equity, return on capital employed, return on investment, net profit margin, operating profit margin, operating cash flow, total shareholder return, capitalization, liquidity, results of customer surveys, and safety or productivity improvement.

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The Compensation Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period:

•	asset write-downs;

•	litigation, claims, judgments or settlements;

•	the effect of changes in tax law or other laws or regulations affecting reported results;

•	any amounts accrued by the Company or its Subsidiaries under any management bonus or cash profit sharing plans and related employer payroll taxes;

•	accruals for reorganization and restructuring programs; and

•	any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion (“APB”) No. 30, any change in accounting principle as defined in APB No. 20, any loss from a discontinued operation as described in Financial Accounting Standards No. 144.

Transferability: Unless otherwise provided for by the Compensation Committee, awards under the Plan are generally only transferable (i) by a recipient’s last will and testament and by the applicable laws of descent and distribution, (ii) pursuant to a domestic relations order or (iii) to immediate family members or trusts or partnerships solely for the benefit of the Participant’s immediate family members. Incentive Stock Options are transferable only as provided in (i) above.

Change in Control: The Compensation Committee has the authority to determine the effect, if any, that a Change in Control or termination of employment following a Change in Control would have on outstanding awards under the Plan.

Adjustments: In the event that the number of shares of common stock shall be increased or decreased through reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or otherwise, the Compensation Committee may, in its discretion, adjust the number and kind of shares granted under the Plan, the number and kind of shares subject to outstanding stock options and restricted stock awards and the exercise price of outstanding stock options and the number and kind of shares subject to the various limitations under the Plan.

Amendments: The Board of Directors may terminate, amend or discontinue the Plan and the Compensation Committee may amend or alter any agreement or other document evidencing an award made under the Plan, provided that no action may be taken by the Board of Directors (except those described earlier in the “Adjustments” section) without the approval of the stockholders to:

•	increase the maximum number of shares that may be issued under the Plan;

•	permit granting of options at less than fair market value;

•	reduce the exercise price of outstanding options;

•	extend the term of the Plan;

•	change the class of individuals eligible for the Plan;

•	otherwise amend the Plan in any manner requiring stockholder approval by law or under the NASDAQ National Market listing requirements; or

•	increase the individual annual award limitations.

In addition, no amendment of the Plan or any award granted thereunder may impair the rights of any award holder without his or her consent (unless the Compensation Committee determines prior to any Change in Control that the amendment or alteration is required or advisable in certain situations).

Tax Consequences: The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. Foreign, state and local tax consequences may differ and may be amended or interpreted differently during the term of the Plan or of awards granted thereunder. Because the federal income tax rules governing awards and related payments are complex and subject to frequent change, award holders are advised to consult their individual tax advisors.

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Stock Options: ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and more than one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one- and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee’s adjusted basis in the stock (generally the option price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long term capital gain if the stock had been held for more than one year following exercise of the ISO and otherwise will be short-term capital gain. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the options must satisfy various conditions (e.g., the limitation of $100,000 of stock underlying ISOs that may vest in any one year) and the option holder must satisfy certain conditions, including exercising the option while an employee or within three months after ceasing to be an employee, and holding the shares acquired upon exercise of the option for the above-specified periods of time. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO as described in the next paragraph.

An optionee is not taxed on the grant of an NQSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain (or loss) on subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for more than one year following exercise. The Company does not receive a deduction for this gain.

Stock Appreciation Rights: The grant of a stock appreciation right payable solely in the form of Common Stock (a “stock-settled stock appreciation right”) is generally not a taxable event for a participant. Upon exercise of the stock-settled stock appreciation right, the participant will generally recognize ordinary income equal to the fair market value of any shares received. The Company will be entitled to a tax deduction at the same time for the same amount. The participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains (or losses) will be taxable as long-term capital gains if the participant held the shares for more than one year.

Federal income tax laws provide different rules for a stock appreciation right that is payable in cash (a “cash-settled stock appreciation right”) from those that are payable solely in the form of Common Stock. Under current federal income tax laws, a participant would not recognize any income and the Company would not receive a deduction at the time a cash-settled stock appreciation right is granted. Depending on the terms of the cash-settled stock appreciation right, pursuant to recently enacted tax legislation, a participant may recognize taxable income upon the vesting of the cash-settled stock appreciation right. The Company would receive a corresponding deduction in any year in which the participant recognizes taxable income.

Restricted Stock and Restricted Stock Units: Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant of such restricted stock or restricted stock units. However, when the restricted stock or restricted stock units vest or are paid, as applicable, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction.

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A participant could, within 30 days after the date of an award of restricted stock (but not an award of restricted stock units), elect under Section 83(b) of the Code to report compensation income for the tax year in which the award of restricted stock occurs. If the participant makes such an election, the amount of compensation income would be the value of the restricted stock at the time of grant. Any later appreciation in the value of the restricted stock would be treated as capital gain and realized only upon the sale of the stock subject to the award of restricted stock. If, however, restricted stock is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount earlier taken into income. Upon the sale of shares subject to the restricted stock, a participant would realize capital gain (or loss) in the amount of the difference between the sale price and the value of the shares previously reported by the participant as compensation income.

Performance Award Units: A participant will not have taxable income upon the grant of a contingent right to a performance award unit. Rather, taxation will be postponed until the performance award unit becomes payable or if the participant has timely elected deferral to a later date and the Compensation Committee permits such election, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

In connection with awards under the Plan, the Company may withhold from any cash otherwise payable to a participant or require a participant to remit to the Company an amount sufficient to satisfy federal, state, local and foreign withholding taxes. If the Compensation Committee so allows, tax withholding obligations could be satisfied by withholding shares to be received upon exercise of an option or stock appreciation right, the vesting of restricted stock, or the payment of a restricted stock unit or performance award unit or by delivery to the Company of previously owned shares of Common Stock subject to certain holding period requirements.

Company Deduction and Section 162(m): For the individual serving as the chief executive officer of the Company at the end of the taxable year and for the individuals serving as officers of the Company or a subsidiary at the end of such year who are among the four highest compensated officers (other than the chief executive officer) for proxy reporting purposes (the “named executive officers”), Section 162(m) of the Code limits the amount of compensation otherwise deductible by the Company and its subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is “performance-based compensation.” The Company expects that NQSOs, ISOs and stock appreciation rights should qualify as performance-based compensation. The Compensation Committee may establish performance conditions and other terms with respect to grants of restricted stock, restricted stock units and performance award units in order to qualify such grants as performance-based compensation for purposes of Section 162(m) of the Code. At the time of grant, the Compensation Committee will determine the extent to which such grant will be performance-based compensation for purposes of Section 162(m) of the Code. In addition, the Compensation Committee will certify the extent to which the Qualifying Performance Criteria has been satisfied before any payment is made that is intended to qualify as performance-based compensation.

New Plan Benefits. As of the date of this proxy statement, no awards have been made under the Plan. The benefits that will be awarded or paid under the Plan are not currently determinable. As of February 22, 2005, the closing price of a share of the Company’s Common Stock was $39.21.

Equity Compensation Plan Information

Please refer to page 11 of this proxy statement for certain information relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units, performance award units or other rights to acquire shares may be granted from time to time.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the Annual Meeting is required to approve the Plan. Unless marked to the contrary, proxies received will be voted FOR approval.

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OTHER MATTERS

The Board does not know of any matters that will be presented for action at the 2005 Annual Meeting other than those described above and matters incident to the conduct of the meeting. If, however, any other matters not presently known to management should come before the 2005 Annual Meeting, it is intended that the shares represented by the accompanying proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

COST OF SOLICITATION

Proxies may be solicited by directors, officers, or regular employees of the Company in person, by telephone, telegram, or other means. The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held by record by such persons will be borne by the Company. The Company has retained the Altman Group to assist in the solicitation of proxy votes for the Board’s recommended proposals. The Company will pay approximately $1,700 for this service.

STOCKHOLDER COMMUNICATION WITH THE BOARD

The Company has a process for stockholders to communicate with its Board of Directors.

Arkansas Best Corporation stockholders may communicate with its Board of Directors, or any individual member of the Board, by sending the communication as follows:

Board of Directors/(or Individual Member’s Name)
c/o Richard F. Cooper
Corporate Secretary
P.O. Box 10048
Fort Smith, AR 72917-0048

Communications addressed to the Board will be sent to the Chairman of the Board of Directors.

All communications to the Board, or an individual member, will be opened and reviewed by the Corporate Secretary prior to forwarding to the Board or individual member of the Board. This review will facilitate a timely review of any matters contained in the communication if, for any reason, the Board member is unavailable to timely review the communication.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Pursuant to Securities and Exchange Commission Rule 14a-8, stockholder proposals submitted for next year’s proxy statement must be received by the Company no later than the close of business on November 11, 2005 to be considered. Proposals should be addressed to Richard F. Cooper, Secretary, Arkansas Best Corporation, P.O. Box 10048, Fort Smith, AR 72917-0048. In order to prevent controversy about the date of receipt of a proposal, the Company strongly recommends that any stockholder wishing to present a proposal submit the proposal by certified mail, return receipt requested.

Any stockholder, entitled to vote at the 2006 Annual Meeting and intending to introduce at the 2006 Annual Meeting any business (aside from a stockholder proposal under SEC Rule 14a-8), must submit a written notice to the Corporation. Such notice must be received by the Secretary of the Corporation at the address above not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. Such notices introducing business must set forth as to each matter the stockholder proposes to bring before the Annual Meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder

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proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made.

GENERAL MATTERS

Upon written request, the Company will provide stockholders with a copy of its Annual Report on Form 10-K to the Securities and Exchange Commission (including financial statements and schedules thereto) for the fiscal year ended December 31, 2004, without charge. Written requests should be directed to: David Humphrey, Director — Investor Relations, Arkansas Best Corporation, P.O. Box 10048, Fort Smith, AR 72917-0048.

The Company has adopted a Code of Conduct that applies to all of its directors, officers (including its chief executive officer, chief financial officer, controller and any person performing similar functions) and employees. The Company has made the Code of Conduct available in the Corporate Governance Section of its Web site at www.arkbest.com.

In some cases, where there are multiple stockholders at one address, only one annual report and proxy statement will be delivered, a procedure referred to as “householding.” Each stockholder will continue to receive a separate proxy card.

Stockholders who hold positions in street name through a broker or other nominee should either call ADP Investor Communication Services at 800-542-1061 or contact their broker or nominee if they have questions, require additional copies of the proxy statement or annual report, or wish either to give instructions to household or to revoke their decision to household.

Registered shareholders who own stock in their own name through certificate and have questions about householding can contact the Company’s stock transfer agent, LaSalle Bank National Association, by phone at 800-246-5761 or by Internet www.lasallebank.com.

PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD/BALLOT PROMPTLY.

/s/Richard F. Cooper
Fort Smith, Arkansas	RICHARD F. COOPER
Date: March 11, 2005	Secretary

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Appendix A

ARKANSAS BEST CORPORATION

EXECUTIVE OFFICER
ANNUAL INCENTIVE COMPENSATION PLAN
As Established Effective January 1, 2005

SECTION 1. ESTABLISHMENT AND PURPOSE

1.1 ESTABLISHMENT OF THE PLAN

Arkansas Best Corporation, a Delaware corporation, hereby establishes an annual incentive compensation plan to be known as the “Executive Officer Annual Incentive Compensation Plan” (the “Plan”), as set forth in this document. The Plan permits annual cash awards to Executive Officers of the Company and Subsidiaries, based on the achievement of pre-established performance goals. The Plan shall become effective as of January 1, 2005 (the “Effective Date”) and shall remain in effect until terminated as provided in Section 11 herein.

1.2 PURPOSE

The purposes of the Plan are to: (a) retain and attract qualified individuals by rewarding those practices which enhance the financial performance of the Company; (b) encourage teamwork among Executive Officers in various segments of the Company; (c) reward performance with pay that varies in relation to the extent to which the pre-established goals are achieved; and (d) ensure that the compensation paid under this Plan qualifies for the “performance based compensation” exemption under Code Section 162(m).

SECTION 2. DEFINITIONS

The following terms shall have the meanings set forth below whenever used in this document and, when the defined meaning is intended, the term is capitalized:

2.1 “ABC” means Arkansas Best Corporation.

2.2 “BASE SALARY” means, as to any specific Plan Year, an Executive Officer’s base salary paid in the fiscal year for which the annual incentive is earned. Base salary shall not be reduced by any voluntary salary reductions or any salary reduction contributions made to any salary reduction plan, defined contribution plan or other deferred compensation plans of the Company.

2.3 “BOARD” OR “BOARD OF DIRECTORS” means the ABC Board of Directors.

2.4 “CHANGE IN CONTROL” means, unless the Committee or the Board provides otherwise, the occurrence of any of the following events:

     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) of this Section 2(d).

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     (ii) In any 12-month period, the individuals who, as of the beginning of the 12-month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

     (iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless such Business Combination constitutes a Merger of Equals. A Business Combination will constitute a “Merger of Equals” if, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Resulting Corporation and its affiliates or any employee benefit plan [or related trust] of the Resulting Corporation and its affiliates) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of the Resulting Corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the Resulting Corporation (the “Resulting Board”) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

     (iv) The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than a transfer to (A) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company or (B) any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) of this Section 2(d).

     (v) A complete liquidation or dissolution of the Company.

Notwithstanding anything herein to the contrary, in no event shall amounts in respect of Awards that, as determined by the Committee in its sole discretion, provide for the deferral of compensation, be distributed upon a Change in Control prior to the occurrence of either a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations or other guidance issued under Section 409A of the Code.”

2.5 “CODE” means the Internal Revenue Code of 1986, as amended.

2.6 “COMMITTEE” means a committee of two (2) or more individuals, all of whom shall be “outside directors” within the meaning of the regulations under Code Section 162(m), appointed by the Board to administer the Plan, pursuant to Section 3 herein.

2.7 “COMPANY” means Arkansas Best Corporation, a Delaware corporation, (including, as appropriate, any and all Subsidiaries) and any successor thereto.

2.8 “DISABILITY” means a physical or mental condition resulting from bodily injury, disease or mental disorder, which constitutes a disability under the terms of the Company’s Short Term Disability Policy.

2.9 “EFFECTIVE DATE” means the date the Plan becomes effective, as set forth in Section 1.1 herein.

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2.10 “EMPLOYEE” means a full-time, salaried employee of the Company or a Subsidiary.

2.11 “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.12 “EXECUTIVE OFFICER” means an Employee who, as of the last day of the applicable Plan Year, is covered by the compensation limitations of Code Section 162(m) or the regulations issued thereunder.

2.13 “FINAL AWARD” means the actual award earned during a Plan Year by an Executive Officer.

2.14 “INDIVIDUAL AWARD OPPORTUNITY” means the various levels of incentive award compensation which an Executive Officer may earn under the Plan including Target Incentive Awards, as established by the Committee pursuant to Section 5.

2.15 “PLAN YEAR” means the Company’s fiscal year.

2.16 “RETIREMENT” means termination from active employment with the Company and its Subsidiaries (a) at or after age 55 and with at least ten (10) years of service with the Company and its Subsidiaries, or (b) at or after age 65.

2.17 “SUBSIDIARY” means any corporation in which ABC, or a Subsidiary of ABC, owns fifty percent (50%) or more of the total combined voting power of all classes of stock.

2.18 “TARGET INCENTIVE AWARD” means the award that may be paid to an Executive Officer when “targeted” performance results, as established by the Committee, are attained.

SECTION 3. ADMINISTRATION

3.1 THE COMMITTEE. The Compensation Committee of the Board shall initially administer the Plan. Subject to the terms of this Plan, the Board may appoint a successor Committee to administer the Plan. The members of the Committee shall be appointed by, serve at the discretion of, and must be independent members of the Board.

3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions herein, the Committee shall have full power to certify after the end of each Plan Year the Employees who qualify as Executive Officers; determine the size and types of performance measurements and goals, Individual Award Opportunities and Target Incentive Awards; determine the terms and conditions of Individual Award Opportunities in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Individual Award Opportunities to the extent such terms and conditions are within the sole discretion of the Committee as provided in Section 11 herein. Further, the Committee shall make all other determinations that may be necessary for the administration of the Plan. To the extent permitted by Section 162(m) and its regulations, the Committee may, from time-to-time, delegate some or all of its authority hereunder.

3.3 DECISIONS BINDING. All determinations and decisions of the Committee in the administration of the Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all parties.

SECTION 4. ELIGIBILITY AND PARTICIPATION

Each Employee who is an Executive Officer shall be eligible and shall participate in the Plan for each Plan Year in which he is an Executive Officer. No later than ninety (90) days after the end of each Plan Year, the Committee shall identify and certify each Employee who is an Executive Officer for the Plan Year just ended.

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SECTION 5. AWARD DETERMINATION

5.1 PERFORMANCE MEASURES AND PERFORMANCE GOALS. No later than ninety (90) days after the beginning of each Plan Year, the Committee shall select performance measures and shall establish in writing performance goals for that Plan Year. Except as provided in Section 5.7 herein, performance measures which may serve as determinants of Executive Officers’ Individual Award Opportunities shall be limited to the Company’s pretax income, net income, earnings per share, revenues, expenses, return on assets, return on equity, return on capital employed, return on investment, net profit margin, operating profit margin, operating cash flow, total shareholder return, capitalization, liquidity, results of customer satisfaction surveys and safety or productivity improvement. Performance goals may be determined solely by reference to the performance of ABC, a Subsidiary, or a division or unit of either of the foregoing, or based upon comparisons of any of the performance measures relative to other companies. For each Plan Year, the Committee may establish ranges of attainment of the performance goals which will correspond to various levels of Individual Award Opportunities. Each range may include levels of performance above and below the one hundred percent (100%) performance level at which a greater or lesser percent of the Target Incentive Award may be earned.

In establishing or adjusting a performance goal, the Committee may exclude the impact of any of the following events or occurrences which the Committee determines should appropriately be excluded: (a) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (b) any discretionary or matching contributions made to the savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (c) asset write-downs, (d) litigation, claims, judgments or settlements, (e) the effect of changes in tax law or other such laws or regulations affecting reported results, (f) accruals for reorganization and restructuring programs, (g) any extraordinary, unusual or nonrecurring items as described in Accounting Principles Board (“APB”) Opinion No. 30, (h) any change in accounting principle as defined in APB No. 20 and (i) any loss from a discontinued operation as described in Financial Accounting Standards No. 144.

Notwithstanding any other provision of this Plan, and only to the extent it would not eliminate the ability of the Individual Award Opportunities held by Executive Officers to qualify for the “performance based compensation” exception under Code Section 162(m), in the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, such adjustment may be made in the Individual Award Opportunities and/or the performance measures or performance goals related to then-current performance periods, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

5.2 INDIVIDUAL AWARD OPPORTUNITIES. No later than ninety (90) days after the beginning of each Plan Year, the Committee shall establish, in writing, Individual Award Opportunities which correspond to various levels of achievement of the pre-established performance goals. The established Individual Award Opportunities may vary in relation to the job classification of each Participant or among Participants in the same job classification and be established as a function of each Executive Officer’s Base Salary or such other criteria as the Committee may select. In the event an Executive Officer changes job levels during a Plan Year, the Participant’s Individual Award Opportunity may be adjusted to reflect the amount of time at each job level during the Plan Year.

5.3 COMPUTATION OF FINAL AWARDS. Each Executive Officer’s Final Award shall be based on: (a) the Executive Officer’s Target Incentive Award; (b) the potential Final Awards corresponding to various levels of achievement of the pre-established performance goals, as established by the Committee; and (c) Company or Subsidiary performance in relation to the pre-established performance goals.

5.4 FINAL AWARD LIMIT. The Committee may establish guidelines governing the maximum Final Awards that may be earned by Executive Officers (either in the aggregate, by Employee class, or among individual Executive Officers) in each Plan Year. The guidelines may be expressed as a percentage of companywide goals of financial measures, or such other measures as the Committee shall from time to time determine; provided, however, that the maximum payout with respect to a Final Award payable to any one Executive Officer in connection with performance in any one Plan Year shall not exceed $2,000,000.

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5.5 NO MID-YEAR CHANGE IN AWARD OPPORTUNITIES. Except as provided in Sections 5.1 and 5.7 herein, each Executive Officer’s Final Award shall be based exclusively on the Individual Award Opportunity levels established by the Committee pursuant to Section 5.2 above.

5.6 NONADJUSTMENT AND CERTIFICATION OF PERFORMANCE GOALS. Except as provided in Sections 5.1 and 5.7, performance goals shall not be changed following their establishment, and Executive Officers shall not receive any payout under this Plan when the minimum performance goals are not met or exceeded. Following the completion of each Plan Year, if the performance goals were met, the Committee shall certify in writing prior to payment of Final Awards that the corresponding performance goals for such Plan Year were satisfied.

5.7 POSSIBLE MODIFICATIONS. If, on the advice of the Company’s counsel, the Committee determines that Code Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by permitting greater discretion and/or flexibility with respect to performance measures, performance goals, or Individual Award Opportunities granted to Executive Officers, then the Committee may, in its sole discretion, apply such greater discretion and/or flexibility to such performance measures, performance goals or Individual Award Opportunities as is consistent with such advice and the terms of this Plan. In addition, in the event that changes are made to Code Section 162(m) or the regulations thereunder to permit greater flexibility with respect to any Individual Award Opportunities under the Plan, the Committee may exercise such greater flexibility consistent with the terms of the Plan and to the extent of such changes.

SECTION 6. PAYMENT OF FINAL AWARDS

6.1 FORM AND TIMING OF PAYMENT. Unless a deferral election is made by an Executive Officer pursuant to Section 6.2 herein, or deferral of all or a portion of an Executive Officer’s Final Award is required by Section 6.3, each Executive Officer’s Final Award shall be earned and paid in cash, in one lump sum, as soon as the Final Award’s calculation is completed and the written certification of the Committee in Section 5.6 hereof has been issued. Except as provided in Section 7, an Executive Officer must be employed by the Company or a Subsidiary on the date of payment to receive a Final Award.

6.2 VOLUNTARY DEFERRAL OF FINAL AWARD PAYOUTS. An Executive Officer may defer receipt of some or all payments otherwise due under the Plan pursuant to the terms of the Company’s Voluntary Savings Plan (“VSP”).

6.3 DEFERRAL OF FINAL AWARD PAYOUTS. In the event that all or a portion of an Executive Officer’s Final Award is not deductible by the Company due to limits contained in Code Section 162(m) or any successor Code Section, the Committee shall require that payment of the nondeductible portion of such Final Award shall be deferred until the earlier of the Executive Officer’s death, disability, a Change in Control, or 185 days after termination of employment. The Committee, in a manner consistent with the requirements of Code Sections 162(m) and the regulations thereunder, shall determine rates of interest on such deferred amounts.

6.4 UNSECURED INTEREST. No Executive Officer or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company or any Subsidiary. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

SECTION 7. TERMINATION OF EMPLOYMENT

7.1 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY OR RETIREMENT. In the event an Executive Officer’s employment is terminated by reason of death, Disability, or Retirement, the Final Award is to be paid as soon as its calculation is completed and the written certification of the Committee in Section 5.6 hereof has been issued following the end of the Plan Year in which employment termination occurs. In the case of an Executive Officer’s Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines the definition of Disability to have been satisfied. An Executive Officer must have been a Participant in the Plan during the Plan Year for not less than the ninety (90) days prior to his Retirement.

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7.2 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event an Executive Officer’s employment is terminated for any reason other than death, Disability, or Retirement (of which the Committee shall be the sole judge), the Executive Officer’s opportunity to receive a Final Award shall be forfeited. The Committee, in its sole discretion, may pay a prorated award for the portion of the Plan Year that the Executive Officer was employed by the Company, computed as determined by the Committee.

SECTION 8. RIGHTS OF PARTICIPANTS

8.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Executive Officer’s or other Employee’s employment at any time, nor confer upon any Executive Officer or other Employee any right to continue in the employ of the Company.

8.2 NONTRANSFERABILITY. No right or interest of any Executive Officer or other Employee in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

SECTION 9. BENEFICIARY DESIGNATION

Each Executive Officer may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Executive Officer, shall be in a form prescribed by the Committee, and will be effective only when filed by the Executive Officer in writing with the Committee during his or her lifetime. Beneficiary designations filed with respect to predecessor plans prior to the adoption of this Plan shall be effective with respect to this Plan. In the absence of any such designation, benefits remaining unpaid at the Executive Officer’s death shall be paid to the Executive Officer’s estate.

SECTION 10. CHANGE IN CONTROL

In the event of a Change in Control, each Executive Officer shall receive a pro rata payment of the greater of his or her Target Incentive Award or Final Award for the Plan Year during which such Change in Control occurs. In such circumstances, the Committee shall determine the Final Award based upon performance during the Plan Year until the date of the Change in Control and shall determine the Executive Officer’s base salary as of a date on or before the Change in Control. Such proration shall be determined as a function of the number of days within the Plan Year prior to the effective date of the Change in Control, in relation to three hundred sixty-five (365). Such amount shall be paid in cash to each Executive Officer as soon as the final calculation is completed, but in any event within forty-five (45) days after the effective date of the Change in Control.

Notwithstanding anything in the foregoing to the contrary, if any of the payments provided for in this Plan, together with any other payments which Executive Officer has the right to receive from the Company, would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(3)), the payments pursuant to this Plan and/or other plans or agreements shall be reduced to the largest amount and/or paid at such time as will result in no portion of such payments being subject to the excise tax imposed by Code Section 4999.

SECTION 11. AMENDMENTS

The Committee, or the Board, may at any time and without notice, modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of an Executive Officer (or his or her beneficiary in the case of the death of the Executive Officer), reduce the right of an Executive Officer to a payment or distribution hereunder to which he or she is entitled at the time such actions are taken. Provided, further, that certain material amendments to the Plan shall be subject to shareholder approval pursuant to Code Section 162(m).

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SECTION 12. MISCELLANEOUS

12.1 GOVERNING LAW. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the state of Arkansas, and shall be construed in a manner consistent with Code Section 162(m) of the Code.

12.2 WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under the Plan any foreign, federal, state, or local income or other taxes required by law to be withheld with respect to such payments. Before payment of any Final Award may be deferred under Section 6, the Company may require that the Executive Officer pay or agree to withholding for any foreign, federal, state or local income or other taxes which may be imposed on any amount deferred.

12.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.4 SUCCESSORS. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

12.5 SHAREHOLDER APPROVAL. No Final Award shall be paid to any Executive Officer unless and until the material terms of the Plan have been approved by the shareholders of the Company in accordance with Code Section 162(m).

12.6 APPLICABILITY OF PLAN. The provisions of this Plan shall apply only to Executive Officers. In the event of any inconsistencies between this Plan and the provisions of any other bonus or incentive plan that might pertain to Executive Officers, the provisions of this Plan shall control.

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Appendix B

ARKANSAS BEST CORPORATION
2005 OWNERSHIP INCENTIVE PLAN

1. Purpose

The purpose of the Arkansas Best Corporation 2005 Ownership Incentive Plan (the “Plan”) is to advance the interests of the Arkansas Best Corporation (the “Company”) by stimulating the efforts of employees, officers and directors, in each case who are selected to be participants, by heightening the desire of such persons to continue in working toward and contributing to the success and progress of the Company. The Plan supersedes the Company’s 2002 Stock Option Plan and Nonqualified Stock Option Plan with respect to future awards, and provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and for Performance Award Units, which may be paid in cash or stock or a combination thereof, as determined by the Committee.

2. Definitions

As used in the Plan, the following terms will have the meanings set forth below:

     (a) “Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Award Unit granted to a Participant pursuant to the provisions of the Plan, any of which the Committee may structure to qualify in whole or in part as “performance-based compensation” under Section 162(m) of the Code.

     (b) “Award Agreement” means a written agreement or other instrument as approved from time to time by the Committee implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee.

     (c) “Board” means the Board of Directors of the Company.

     (d) “Change in Control” means, unless the Committee or the Board provides otherwise, the occurrence of any of the following events:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) of this Section 2(d).

          (ii) In any 12-month period, the individuals who, as of the beginning of the 12-month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

          (iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless such Business Combination constitutes a Merger of Equals. A Business Combination will constitute a “Merger of Equals” if, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding

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Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Resulting Corporation and its affiliates or any employee benefit plan (or related trust) of the Resulting Corporation and its affiliates) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of the Resulting Corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the Resulting Corporation (the “Resulting Board”) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

          (iv) The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than a transfer to (A) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company or (B) any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) of this Section 2(d).

          (v) A complete liquidation or dissolution of the Company.

Notwithstanding anything herein to the contrary, in no event shall amounts in respect of Awards that, as determined by the Committee in its sole discretion, provide for the deferral of compensation, be distributed upon a Change in Control prior to the occurrence of either a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations or other guidance issued under Section 409A of the Code.”

     (e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

     (f) “Committee” has the meaning set forth in Section 3.

     (g) “Company” means Arkansas Best Corporation, a Delaware corporation.

     (h) “Director” means each member of the Board who is not an officer or employee of the Company or any Subsidiary.

     (i) “Fair Market Value” on a date means the closing price per Share on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, unless the Committee provides otherwise.

     (j) “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

     (k) “Nonqualified Stock Option” means a stock option that does not qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

     (l) “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 7.

     (m) “Participant” means any individual described in Section 4 to whom the Committee grants or has granted Awards and any authorized transferee of such individual.

     (n) “Performance Award Unit” means a bonus opportunity awarded under Section 10 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of performance criteria specified in the Award Agreement.

     (o) “Plan” means Arkansas Best Corporation 2005 Ownership Incentive Plan as set forth herein and as amended from time to time.

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     (p) “Prior Plans” mean the 2002 Arkansas Best Corporation Stock Option Plan, the Arkansas Best Corporation Nonqualified Stock Option Plan and the 1992 Arkansas Best Corporation Stock Option Plan.

     (q) “Qualifying Performance Criteria” has the meaning set forth in Section 14(b).

     (r) “Restricted Stock” means Shares granted pursuant to Section 9.

     (s) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 9 pursuant to which Shares or cash in lieu thereof may be issued in the future.

     (t) “Retirement” means, unless the Committee specifies otherwise in an Award Agreement, (i) with respect to Participants other than Directors, retirement from active employment with the Company and its Subsidiaries (A) at or after age 55 and with at least ten (10) years of service with the Company and its Subsidiaries or (B) at or after age 65, or (ii) with respect to Directors, retirement from service on the Board at or after age 65 with at least 5 years of Board service.

     (u) “Shares” means shares of the Company’s common stock, par value $.01, subject to adjustment as provided in Section 13.

     (v) “Stock Appreciation Right” means a right granted pursuant to Section 8 that entitles the Participant to receive, in cash, Shares or a combination thereof, an amount equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares when exercised, over (ii) the exercise price of the right, as established by the Committee when granted.

     (w) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Committee in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that the Company directly or indirectly controls.

3. Administration

     (a) Administration of the Plan. The Compensation Committee of the Board or another committee of two or more directors as established by the Board will administer the Plan (the “Committee”). Any power of the Committee may also be exercised by the Board of Directors, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or disqualify an Award intended to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control.

     (b) Delegation of Authority by the Committee. The Committee may delegate to a subcommittee (a “Subcommittee”) composed of one or more officers of the Company (who may but need not be members of the Board) the ability to grant Awards and take the same actions as the Committee described in Section 3(c) or elsewhere in the Plan with respect to Participants who are not executive officers; provided, however, that the resolution authorizing the Subcommittee must specify the total number of Shares that may be subject to Awards granted by the Subcommittee pursuant to the delegated authority. Any Award granted by the Subcommittee will be subject to the form of Award Agreement approved in advance by the Committee. No officer who is a member of the Subcommittee may be granted Awards under the authority delegated to the Subcommittee. Any action by any Subcommittee within the scope of such delegation will be treated for all purposes as if taken by the Committee and references in this Plan to the Committee will include any such Subcommittee. The Committee may also delegate the administration of the Plan to one or more officers of the Company (each a “Plan Administrator”), and the Plan Administrator(s) may have the authority to execute and distribute Award Agreements or other documents evidencing or relating to Awards, maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, interpret and administer the terms of Award Agreements and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, subject to the Committee’s ultimate authority to administer and interpret the Plan.

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     (c) Powers of Committee. Subject to the express provisions of this Plan, the Committee will be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are eligible under Section 4 to be granted Awards and the timing of Awards, if any, to be granted to such eligible persons; (iii) to grant Awards to Participants and determine the terms and conditions of Awards, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a Change in Control), or other factors; (iv) to establish and certify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of Award Agreements or other documents relating to Awards made under this Plan (which may be different) and the terms of or form of any document or notice the Participants are required to deliver to the Company; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 13; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

     (d) Determinations by the Committee. All decisions, determinations and interpretations by the Committee related to the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, will be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee will consider those factors as it deems relevant, in its sole and absolute discretion, to making any decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

     (e) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, the Company may implement such a grant, if the Committee so directs, by issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, the Subsidiary may issue the Award by and in its name and the Award will be deemed granted on the date determined by the Committee.

4. Eligibility

The Committee may select any Director or person who is a current or prospective officer or employee of the Company or of any Subsidiary for the grant of Awards. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code. For purposes of this Plan, the Committee will determine the Chairman of the Board’s status as an employee.

5. Effective Date and Termination of Plan

The Company’s Board adopted this Plan as of February 24, 2005. The Plan will become effective (the “Effective Date”) when the Company’s stockholders approve it. The Plan will remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Board may terminate the Plan at any time. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards previously granted and then in effect.

6. Shares Subject to the Plan and to Awards

     (a) Aggregate Limits. The maximum aggregate number of Shares issuable pursuant to all Awards is 1,500,000, plus any shares subject to outstanding awards under the Prior Plans as of the Effective Date that become available pursuant to Section 6(b). The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards will be subject to adjustment as provided in Section 13. The Shares issued pursuant to Awards granted under this Plan may be authorized and unissued shares or shares that the Company reacquired, including shares purchased in the open market.

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     (b) Issuance of Shares. For purposes of Section 6(a), the aggregate number of Shares issued under this Plan at any time equals only the number of Shares actually issued upon exercise or settlement of an Award. Shares (i) subject to Awards that are canceled, expired, forfeited or settled in cash and (ii) that are delivered or deemed delivered to the Company in payment or satisfaction of the exercise price or tax withholding obligation of an Award will again be available for issuance pursuant to Awards granted under the Plan. In addition, shares subject to awards made under any of the Prior Plans (i) that do not result in the issuance of Shares as a result of the awards having been canceled, expired, forfeited or settled in cash or (ii) that are delivered or deemed delivered to the Company in payment or satisfaction of the exercise price or tax withholding obligations of an award under a Prior Plan will be available for issuance pursuant to Awards granted under this Plan.

     (c) Tax Code Limits. The maximum aggregate number of Shares issuable under all Awards granted under this Plan during any calendar year to any one Participant is 100,000, which number will be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Section 162(m) of the Code. The maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan is 1,500,000, which number will be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. For that portion of a Performance Award Unit granted under this Plan in any calendar year to any Participant that is denominated in dollars (as opposed to Shares) and is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code, the maximum amount payable for the performance period is $2 million times the number of years in the performance period.

7. Options

     (a) Option Awards. The Committee may grant Options to Participants at any time prior to the termination of the Plan. No Participant will have any rights as a stockholder with respect to any Shares subject to Options until said Shares have been issued. Each Option will be evidenced by an Award Agreement. Options granted pursuant to the Plan may be different but each Option must contain and be subject to the terms and conditions set forth below.

     (b) Price. The Committee will establish the exercise price per Share of each Option, which, in no event will the purchase price be less than the Fair Market Value of a Share on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value on the date such Option is granted if based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in cash or, to the extent allowed by the Committee, an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares, withholding of Shares deliverable upon exercise or a combination thereof.

     (c) No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 13) the exercise price of an Option may not be reduced without shareholder approval (including canceling previously awarded Options and regranting them with a lower exercise price).

     (d) Provisions Applicable to Options. In no event may any Option become exercisable sooner than one (1) year after the date of grant except to the extent provided by the Committee in the event of the Participant’s death, disability or Retirement or a Change in Control. Unless provided otherwise in the applicable Award Agreement, the vesting period and/or exercisability of an Option will be adjusted by the Committee during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis. Each Option will expire within a period of not more than ten (10) years from the date of grant.

     (e) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 7, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the purchase price of the Option must be at least 110 percent of the Fair Market Value of a Share on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee

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Appendix B

(as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 7 to the contrary, options designated as Incentive Stock Options will be ineligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that (i) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (ii) such Options otherwise remain exercisable but are not exercised within three (3) months after termination of employment (or such other period of time provided in Section 422 of the Code).

8. Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 7. The provisions of Stock Appreciation Rights do not need to be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights under the Plan will be granted subject to the same terms and conditions applicable to Options as set forth in Section 7; provided, however, that Stock Appreciation Rights granted in tandem with a previously granted Option will have the terms and conditions of such Option. Subject to the provisions of Section 7, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it deems appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination of both. Other than in connection with a change in the Company’s capitalization (as described in Section 13), the exercise price of a Stock Appreciation Right may not be reduced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price). Each Stock Appreciation Right will be evidenced by an Award Agreement.

9. Restricted Stock and Restricted Stock Units

     (a) Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time before the termination of the Plan to Participants selected by the Committee. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms, as the Committee deems appropriate. Each grant of Restricted Stock and Restricted Stock Units will be evidenced by an Award Agreement. Unless the Committee determines otherwise, each Restricted Stock Unit will be equal to one Share. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan do not need to be identical, but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth herein.

     (b) Contents of Award Agreement. Each Award Agreement will contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that will determine the number of Restricted Stock or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Restricted Stock or Restricted Stock Units as may be determined by the Committee, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Restricted Stock or Restricted Stock Units, (vi) restrictions on the transferability of the Restricted Stock or Restricted Stock Units, and (vii) such further terms and conditions in each case not inconsistent with this Plan as may be determined by the Committee. Shares issued under a Restricted Stock or Restricted Stock Unit Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

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     (c) Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Committee determines or under criteria the Committee establishes, which may include Qualifying Performance Criteria. The grant, issuance, retention, vesting and/or settlement of Shares under any such Award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year, and the grant, issuance, retention, vesting and/or settlement of Shares under any Restricted Stock or Restricted Stock Unit Award that is based upon continued employment or the passage of time may not vest or be settled in full over a period of less than three (3) years, except that the Committee may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Participant’s death, disability, Retirement or in connection with a Change in Control, and the Committee may provide that any such restriction or limitation will not apply in the case of a Restricted Stock or Restricted Stock Unit Award that is issued in payment or settlement of compensation that has been earned by the Participant. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified when the Restricted Stock or Restricted Stock Unit is granted.

     (d) Discretionary Adjustments and Limits. Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “performance based compensation,” notwithstanding the satisfaction of any performance goals, the Committee, to the extent specified in the Award Agreement, may reduce the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations on the basis of such further considerations as the Committee will determine.

     (e) Voting Rights. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted under this Plan may exercise full voting rights with respect to those shares during the period of restriction. Participants will have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger.

     (f) Dividends and Distributions. Participants in whose name Restricted Stock is granted will be entitled to receive all dividends and other distributions paid with respect to those shares, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional Shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units will be entitled to dividends or dividend equivalents only to the extent provided by the Committee.

10. Performance Award Units

     (a) General. Each Performance Award Unit Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to the performance criteria established for a performance period established by the Committee. Unless otherwise stated in an Award Agreement, the performance period shall be a period of at least one (1) year.

     (b) Award Agreement. The terms of any Performance Award Unit will be set forth in an Award Agreement. Each Award Agreement evidencing a Performance Award Unit will contain provisions about (i) the target and maximum amount payable to the Participant as a Performance Award Unit, (ii) the performance criteria and level of achievement versus these criteria that will determine the amount of such payment, (iii) the term of the performance period as to which performance will be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Performance Award Unit before actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case consistent with this Plan as the Committee may periodically determine.

     (c) Performance Criteria. The Committee will establish the performance criteria and level of achievement versus these criteria that will determine the target and maximum amount payable under a Performance Award Unit, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Performance Award Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Performance Award Unit that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure

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based on the Qualifying Performance Criteria the Committee selects and specifies when the Performance Award Unit is granted.

     (d) Timing and Form of Payment. The Committee will determine the timing of payment of any Performance Award Unit. Payment of the amount due under a Performance Award Unit may be made in cash or in Shares, as determined by the Committee.

     (e) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the Committee may, to the extent specified in the Award Agreement, reduce the amount paid under a Performance Award Unit on account of either financial performance or personal performance evaluations on the basis of such further considerations as the Committee will determine.

11. Deferral of Gains

The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of a Performance Award Unit. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(1)(B) of the Code.

12. Conditions and Restrictions Upon Securities Subject to Awards

The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award will be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify before the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including, without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including, without limitation, (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

13. Adjustment of and Changes in the Stock

     (a) In the event that the number of Shares increases or decreases through a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or otherwise, then the Committee may appropriately adjust each Share that has been authorized for issuance under the Plan, whether such Share is then currently subject to or may become subject to an Award under the Plan, as well as the per share limits set forth in Section 6 to reflect such increase or decrease, unless the Company provides otherwise under the terms of such transaction. The Committee may also adjust the terms of any outstanding Award as to price, number of Shares subject to such Award and other terms to reflect the foregoing events.

     (b) In the event of any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares have been changed, or for which Shares have been exchanged, whether by reason of a Change in Control, other merger, consolidation or otherwise, then the Committee will, in its sole discretion, determine the appropriate adjustment, if any, to be effected. In addition, in the event of a change described in this paragraph, the Committee may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion. Notwithstanding anything to the contrary herein, any adjustment to Options granted pursuant to this Plan intended to qualify as Incentive Stock Options must comply with the requirements, provisions and restrictions of the Code.

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     (c) No right to purchase fractional shares will result from any adjustment in Awards pursuant to this Section 13. In case of any such adjustment, the shares subject to the Award will be rounded down to the nearest whole share. The Company will give notice of any adjustment made to each Participant, and such adjustment (whether or not notice is given) will be effective and binding for all purposes of the Plan.

14. Qualifying Performance-Based Compensation

     (a) General. The Committee may specify a percentage of an Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. The Committee will certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued or the amount paid under an Award intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code may, to the extent specified in the Award Agreement, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion determines.

     (b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” will mean any of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as the Committee specifies: pretax income, net income, earnings per share, revenues, expenses, return on assets, return on equity, return on capital employed, return on investment, net profit margin, operating profit margin, operating cash flow, total shareholder return, capitalization, liquidity, results of customer surveys and safety or productivity improvement. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any performance evaluation under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or regulations affecting reported results, (iv) accruals for reorganization and restructuring programs,(v) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion (“APB”) No. 30, (vi) any change in accounting principle as defined in APB No. 20, (vii) any loss from a discontinued operation as described in Financial Accounting Standards No. 144 and (viii) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year.

15. Transferability

Unless the Committee specifies otherwise, each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order or (iii) to any “family member” of the Participant (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms. Notwithstanding the foregoing, Clauses (ii) and (iii) immediately above shall not be available with respect to Incentive Stock Options. Each Option or Stock Appreciation Right will be exercisable during the Participant’s lifetime only by the Participant, the Participant’s guardian or legal representative or an individual or an authorized transferee of the Option or Stock Appreciation Right.

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16. Suspension or Termination of Awards

Except as otherwise provided by the Committee, if at any time (including after a notice of exercise has been delivered or an Award has vested) the Chief Executive Officer or any other person designated by the Committee (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 16, the Authorized Officer, Committee or Board of Directors may suspend the Participant’s rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

If the Committee or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty, violation of Company ethics policy or code of conduct, deliberate disregard of Company or Subsidiary rules, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any Subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary or to cease doing business with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an “Act of Misconduct”), then except as otherwise provided by the Committee, (i) neither the Participant nor his or her estate nor transferee will be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Incentive Award lapse, or otherwise receive payment or Shares under any Award and (ii) the Participant will forfeit all outstanding Awards. In making such determination, the Committee or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Committee or an opportunity to submit written comments, documents, information and arguments to be considered by the Committee. Any dispute by a Participant or other person as to the determination of the Committee must be resolved pursuant to Section 23.

17. Compliance with Laws and Regulations

The grant, issuance, vesting, exercise and settlement of Awards under this Plan, and the obligation of the Company to sell, issue or deliver shares of such Awards, will be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company will not be required to register in a Participant’s name or deliver any shares before the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body, which the Committee will determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, the Company and its Subsidiaries will be relieved of any liability with respect to the failure to issue or sell such shares absent such requisite authority. No Option will be exercisable and no shares will be issued and/or transferable under any other Award unless a registration statement with respect to the shares underlying such Stock Option or other Award is effective and current or the Company has determined that such registration is unnecessary. In the event that the Committee determines that the Company is prohibited from issuing shares in respect of an Award pursuant to the preceding sentence, the Committee may, in its sole discretion, provide for a cash payment to the holder of the Award in settlement thereof in lieu of the issuance of shares under the Award.

If an Award is granted to or held by a Participant employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

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18. Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant must satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of shares issued under an Incentive Stock Option, the vesting of or settlement of Shares or deferred units under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries will not be required to issue Shares, make any payment or to recognize the transfer or disposition of shares until the Participant satisfies such obligations. The Committee may permit these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to the Participant upon exercise of the Option or the vesting or settlement of an Award, or by tendering shares previously acquired.

19. Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Committee may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 13, no such amendment will, without the approval of the stockholders of the Company:

     (a) increase the maximum number of shares for which Awards may be granted under this Plan;

     (b) reduce the price at which Options may be granted below the price provided for in Section 7(b);

     (c) reduce the exercise price of outstanding Options;

     (d) extend the term of this Plan;

     (e) change the class of persons eligible to be Participants;

     (f) otherwise amend the Plan in any manner requiring stockholder approval by law or under the NASDAQ National Market listing requirements; or

     (g) increase the individual maximum limits in Section 6(c).

No amendment or alteration to the Plan or an Award or Award Agreement will be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent will be required if the Committee determines in its sole discretion and before the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation.

20. No Liability of Company

The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence will not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

21. Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval will be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

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22. Governing Law

This Plan and any agreements or other documents hereunder will be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation will be deemed to include any successor law, rule or regulation of similar effect or applicability.

23. Arbitration of Disputes

If a Participant or other holder of an Award or person claiming a right under an Award or the Plan wishes to challenge any action of the Committee, a subcommittee or the Plan Administrator, the person may do so only by submitting to binding arbitration with respect to such decision. The review by the arbitrator will be limited to determining whether the Participant or other Award holder has proven that the Committee’s decision was arbitrary or capricious. This arbitration will be the sole and exclusive review permitted of the Committee’s decision. Participants, Award holders and persons claiming rights under an Award or the Plan explicitly waive any right to judicial review.

Notice of demand for arbitration will be made in writing to the Committee within thirty (30) days after the applicable decision by the Committee. The arbitrator will be selected by mutual agreement of the Committee and the Participant. If the Committee and the Participant are unable to agree on an arbitrator, the arbitrator will be selected by the American Arbitration Association. The arbitrator, no matter how selected, must be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association. The arbitrator will administer and conduct the arbitration pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. Each side will bear its own fees and expenses, including its own attorney’s fees, and each side will bear one half of the arbitrator’s fees and expenses; provided, however, that the arbitrator will have the discretion to award the prevailing party its fees and expenses. The arbitrator will have no authority to award exemplary, punitive, special, indirect, consequential, or other extracontractual damages. The decision of the arbitrator on the issue(s) presented for arbitration will be final and conclusive and any court of competent jurisdiction may enforce it.

24. No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement will interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan will constitute an employment contract with the Company, any Subsidiary and/or its affiliates. This Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

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ARKANSAS BEST CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

WITHHELD
		FOR all	from all	FOR all nominees, except vote withheld from the following nominee(s):
I.	Election of Directors:	nominees	nominees

Nominees:
	01 – Robert A. Davidson, 02 – William M. Legg and 03 – Alan J. Zakon	☐	☐	☐	III.	Approval of the Executive Officer Annual Incentive Compensation Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

II.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐	IV.	Approval of the 2005 Ownership Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE SIGN EXACTLY AS NAME APPEARS
HEREON. JOINT OWNERS SHOULD EACH SIGN.
WHERE APPLICABLE, INDICATE OFFICIAL POSITION
OR REPRESENTATIVE CAPACITY.

DATE:

SIGNATURE

SIGNATURE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSALS.

s      FOLD AND DETACH HERE      s

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND MAIL THE ABOVE PROXY CARD PROMPTLY,
USING THE ENCLOSED ENVELOPE.

PROXY/BALLOT	PROXY/BALLOT

ARKANSAS BEST CORPORATION

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders — April 20, 2005

Richard F. Cooper, with the power of substitution and revocation, is hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Arkansas Best Corporation to be held at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, at 8:00 a.m. CDT on Wednesday, April 20, 2005, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

This proxy will be voted as specified or, if no choice is specified, will be voted FOR the election of the nominees named and FOR the other proposals specified herein.

* * CONTINUED AND TO BE SIGNED ON REVERSE SIDE * *